Exhibit 10.2

CONTRACT FOR SALE AND PURCHASE

THIS CONTRACT FOR SALE AND PURCHASE is made and entered into this          day of October, 2006, by and between UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD. (“Seller”), whose address is 1000 Universal Studios Plaza, Orlando, Florida 32819 and DANIEL CORPORATION, (the “Buyer”), whose mailing address is 623 Maitland Avenue, Altamonte Springs, Florida 32701.

WITNESSETH:

WHEREAS, Seller is the record fee owner of the following real property (all of which is hereinafter collectively referred to as the “Property”):

A. THE LAND. All of that certain real property located in Orange County, Florida, as more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Land”) including, but not limited to, the following:

(a) all rights, titles, estates and interests of Seller in and to any and all alleys, strips or gores of land lying in the bed of any highway, street, road, avenue or alley, open or proposed, in, on, across from, in front of, abutting or adjoining the Land, whether owned or claimed by deed, limitation or otherwise and whether or not located inside or outside the Land;

(b) all rights, titles, estates and interests of Seller in and to any and all rights to the present or future use of water rights that pertain to or benefit the Land.

B. IMPROVEMENTS. Any and all structures, buildings, fixtures, private utility facilities, and any other improvements (“Improvements”) on, in, under or attached to the Land.

C. OTHER APPURTENANT INTERESTS. Except as specifically limited, reserved or provided in this Contract, all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, but limited to the extent provided in Section 16 of this Contract.

WHEREAS, Seller desires to sell and convey the Property to Buyer, and Buyer desires to purchase the Property from Seller, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the sums of money paid and to be paid hereunder, and for other good and valuable consideration, the parties hereto do covenant, stipulate and agree as follows:

1. Agreement to Sell and Purchase. Seller hereby agrees to sell and convey the Property to Buyer, and Buyer hereby agrees to purchase and accept the Property from Seller, upon the terms and subject to the conditions set forth in this Contract.

2. Time for Acceptance. The terms and conditions set forth in this Contract shall be binding upon Buyer and Seller subject, however, to the satisfaction of the requirements of this Contract and this Contract executed by Buyer and delivered to Seller on or before October __, 2006. The date of this Contract (“Effective Date”) for purposes of measuring performance hereunder shall be the date when the last of the Buyer or the Seller executes this Contract.

3. Purchase Price and Method of Payment. The purchase price for the Property (“Purchase Price”) shall be the sum of SIX MILLION THREE HUNDRED NINETY THOUSAND AND NO/100 DOLLARS ($6,390,000.00) and shall be payable in the method prescribed in subsections a and b of this Section 3.

a. Earnest Money Deposit. Within three (3) business days of the Effective Date of this Contract, Buyer shall cause the sum of ONE HUNDRED THOUSAND DOLLARS AND NO/100 ($100,000.00) to be deposited with Gronek & Latham, LLP

(“Escrow Agent”) as earnest money deposit (the “Initial Earnest Money Deposit”). The Earnest Money Deposit shall be held by Escrow Agent, in a non-interest bearing account subject to disbursement in accordance with the terms and provisions of this Contract. One a date no later that three (3) business days after the end of the Due Diligence Period, Buyer shall cause the added sum of another ONE HUNDRED THOUSAND DOLLARS AND NO 00/100 ($100,000.00) to be deposited with Escrow Agent (the “Additional Earnest Money Deposit”) (The Initial Earnest Money Deposit and Additional Earnest Money Deposit are collectively herein referred to as the “Earnest Money Deposit”). The Earnest Money Deposit shall be credited to and considered as payment of part of the Purchase Price for the Property at the time and upon consummation of the closing of this Contract when the Escrow Agent shall deliver the same to the Seller, or as otherwise provided herein.

b. Balance of Purchase Price. At Closing Buyer shall pay the Purchase Price by executing a purchase money note (“Note”) in the amount of FOUR MILLION EIGHT HUNDRED EIGHTY-NINE THOUSAND DOLLARS AND NO/100 ($4,890,000) secured by a first mortgage (“Mortgage”) on the Property and easement rights and developing rights herein contemplated to be conveyed to Buyer which Note and Mortgage will be in the form attached hereto as Exhibits B and C, respectively, and incorporated herein by this reference. The balance of the Purchase Price, as may be necessary to complete the payment of the Purchase Price after credits, adjustments and prorations, shall be paid to Seller by Buyer at the time of closing hereunder, by cash or other immediately available funds acceptable to Seller.

4. Evidence of Title. Within ten (10) days after the Effective Date, the Seller shall deliver to Buyer, or its attorneys, a commitment for an owner’s title insurance policy (hereinafter referred to as the “Commitment”) written on Lawyers Title Insurance Company (“Title Company”), evidencing that Seller is vested with fee simple title to the Property, free and clear of all liens, encumbrances, exceptions or qualifications whatsoever, save and except for (a) those exceptions specified as “Permitted Exceptions” in Exhibit “D” attached to this Contract and (b) those exceptions to title which are to be discharged by Seller at or before the closing thereof. Legible copies of all exceptions set forth on the Commitment shall be provided to Buyer with the Commitment. The Commitment shall also evidence that, upon the execution, delivery and recordation of the deed to be delivered pursuant to the provisions of this Contract and the satisfaction of all requirements specified in Schedule B, Section I of the Commitment, Buyer shall acquire fee simple title to the Property, subject only to the Permitted Exceptions. If the Commitment does not meet the requirements specified above, the Buyer shall notify Seller of that fact in writing within thirty (30) days after obtaining the Commitment. Such written notice shall specify those liens, encumbrances, exceptions or qualifications to title which are either not Permitted Exceptions or matters to be discharged by Seller at or before closing (any such liens, encumbrances, exceptions or qualifications being hereinafter referred to as “Title Defects”).

Seller shall have until the end of the Due Diligence Period in which to undertake an effort and, in fact, cure or eliminate the Title Defects to the satisfaction of the Title Company in such manner as to permit the Title Company to endorse the Commitment so as to delete the Title Defects therefrom or notify the Buyer that Seller does not intend to attempt any cure, it being agreed that Seller is not obligated or required to undertake any cure. If Seller shall in fact cure or eliminate the Title Defects, the closing shall take place on the date specified in this Contract, subject to Buyer’s right to terminate as provided in this Contract.

If Seller is unable to cure or eliminate the Title Defects, or Seller determines it will not attempt to cure the Title Defects within the time allowed, Buyer may elect (as it’s sole remedy) to terminate this Contract within the Due Diligence Period by giving written notice of termination to Seller, or, alternatively, Buyer may elect to close its purchase of the Property and accept the conveyance of the Property subject to the Title Defects, in which event the closing shall take place on the date specified in this Contract. If, by giving written notice to Seller within the time allowed, Buyer elects to terminate this Contract because of the existence of uncured Title Defects, Buyer shall have as its sole remedy the return of the Earnest Money Deposit and, upon the disbursement thereof to Buyer, this Contract and all rights and obligations of the parties hereunder shall terminate and be null and void. If Seller elects not to undertake or attempt to cure a Title Defect and Buyer elects to terminate this Contract pursuant hereto, Seller shall reimburse Buyer for up to Twenty Five Thousand Dollars ($25,000.00) of ‘out of pocket expenses’ related to due diligence or design of Buyer’s proposed use of the Property; provided Buyer submits reasonable support for such expenses and provides Seller a copy of the reports or materials for which the Buyer seeks reimbursement.

5. Survey. Seller has delivered to Buyer a boundary survey of the Property (the “Survey”) showing the location of all boundaries, encroachments, overlaps, easements and improvements thereon. The Buyer, at its expense, may cause the Survey to be certified by such surveyor to Buyer and shall otherwise be in a form satisfactory the Title Company to eliminate the standard survey exceptions from the title insurance policy to be issued at closing. Buyer shall notify Seller in writing within forty-five (45) days of the Effective Date, specifying those matters shown on the Survey which adversely affect the title to the Property (specifically excepting the existence of Permitted Exceptions), and the same shall thereupon be deemed to be Title Defects hereunder and Seller shall be obligated to undertake the cure thereof within the time and in the manner provided in Paragraph 4 of this Contract.

6. Possession and Risk of Loss. Possession of the Property shall be surrendered by Seller to Buyer at the time of closing hereunder. Prior to the surrender of possession, Seller shall commit or permit no waste, deterioration or destruction of the Property, normal wear and tear accepted, and shall bear all risk of loss of whatever nature. In the event of loss or damage to more than three percent (3%) of the Property, Buyer shall have the option (for a period of ten (10) days after Buyer receives written notice of any such loss or damage) of either accepting the Property “as is” together with all proceeds of insurance, if any, payable as a result of such loss or damage, or terminating this Contract and receiving the return of the Earnest Money Deposit, whereupon this Contract shall be terminated and null and void. Failure of Buyer to timely notify Seller of termination as provided in this Section 6 shall be deemed a waiver of the right to terminate and acceptance of the Property “as is” together with all proceeds of insurance, if any. If any loss or damage less than three percent (3%) of the Property, then Buyer shall accept the Property “as is” together with all proceeds of insurance, if any, payable as a result of such loss or damage.

7. Representations and Warranties of Seller. Seller represents to Buyer and hereby warrants the following, which are true and correct as of the Effective Date and shall remain true and correct through and including the Closing Date:

a. Organization. Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the State in which the Partnership exists and is duly qualified to do business in the State of Florida.

b. Authority. Seller has the requisite power and authority to execute and deliver this Contract and each of the Deed and other documents and instruments to be delivered by Seller at Closing, and to perform each of its obligations as contemplated by this Contract.

c. Agreement Binding. This Contract is, and each of the Deed and other documents and instruments to be executed and delivered by Seller at Closing pursuant to the terms of this Contract will be, subject to the express terms and conditions of this Contract, valid and legally binding obligations of Seller, enforceable against Seller, in accordance with their respective terms.

d. Agreement. The execution and delivery of this Contract and the performance of Seller’s obligations hereunder do not, and will not, constitute a violation of, or result in a breach or default under, any agreements or contracts to which Seller is a party. Except as specifically provided in this Contract, no approval, consents or waivers by third parties are required in order for Seller to execute and deliver this Contract and consummate the transaction contemplated herein.

e. Title to Property. At Closing, Seller shall have good, marketable, and indefeasible title to the Property, free and clear of any and all liens and encumbrances, except only for the Permitted Exceptions.

f. Compliance with Laws. No uncured or uncorrected notices of violation of governmental laws or regulations relating to the Property have been issued to, served upon, received by or entered against Seller, nor does Seller have actual knowledge of any violation of governmental laws or regulations relating to the Property which would materially adversely affect the Property, or Seller’s ability to perform its obligations under this Contract.

g. Non-Foreign Status. Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.

h. Assessments. There are no unpaid or outstanding assessments for public improvements which have been made against or which affect the Land or of any public improvements and, to Seller’s actual knowledge, no such assessments have been planned or ordered to be made.

i. Hazardous Substance. To Seller’s knowledge (as hereinafter defined), Seller has not discharged or disposed (except in compliance with applicable laws and regulations) any Hazardous Substance (as hereinafter defined) on the Land and Seller is unaware of the presence of any Hazardous Substance (as hereinafter defined) on the Land, except as set forth in those certain Assessment Reports listed on Exhibit D attached hereto and incorporated herein by this reference or performed by Buyer or Seller before Closing. For purposes of this Contract, “Hazardous Substance” means any substance, material, residue, or waste, including, without limitation, any solid, semi-solid, liquid, or gaseous substance, material, or waste, which is or becomes regulated under any applicable Environmental Law, as amended, including, without limitation, any: (i) “petroleum” or “petroleum product” as defined at §376.301(26) and (27), Florida Statutes; (ii) asbestos and/or asbestos-containing materials; (iii) polychlorinated biphenyls; (iv) natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel or mixture of natural gas and synthetic gas; (v) “hazardous substance” designated pursuant to §311 of the Clean Water Act, or “pollutants” or “toxic pollutants” listed pursuant to §307 of the Clean Water Act; (vi) “hazardous waste” pursuant to §1004 of the Resource Conservation and Recovery Act or as defined at §403.703(21), Florida Statutes; (vii) “hazardous substance” as defined pursuant to §101 of the Comprehensive Environmental Response, Compensation, and Liability Act, as defined at §403.703(29) or §376.301(17), Florida Statutes, or as listed by the EPA at 40 CFR Part 302; (viii) substances subject to the Emergency Planning and Community Right-to-Know Act of 1986; (ix) “solid waste” as defined at §403.703(13), Florida Statutes; (x) “pesticide” pursuant to the Federal Insecticide, Fungicide, and Rodenticide Act, or pursuant to Chapter 482, Florida Statutes; (xi) materials listed in the United States Department of Transportation Table at 49 CFR §172.101; (xii) “pollutants” or “pollution” as defined at §403.031(7), Florida Statutes, or §376.031(16) or (17), Florida Statutes, or §376.301(30) or (31), Florida Statutes; (xiii) “contaminant” as defined at §403.031(1), Florida Statutes; (xiv) nuclear or radioactive material pursuant to the Atomic Energy Act of 1954 or the Energy Reorganization Act, or “radioactive waste” as defined at §404.031(14), Florida Statutes; and (xv) any other substance, material, residue, or waste which is regulated pursuant to any Environmental Law, as of the Effective Date. Also, for purposes of this Contract, “Seller’s Knowledge” shall be limited to the knowledge of those officers and key management personnel currently employed by Seller as of the Effective Date who have direct responsibility over the maintenance and operation of the Property, without conducting any further investigation, search or inquiry. This warranty shall survive closing of this transaction for a period of one year from the Closing Date.

8. Disclaimer of Representations or Warranties by Seller; Buyer’s Acceptance of Property; Release and Indemnification.

a. Disclaimer and Buyer Acceptance of Property. Except as expressly set forth in the Deed, and Paragraph 7, Buyer acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, covenants, promises, agreements or guaranties of any kind, or character whatsoever, whether express or implied, oral or written, past, present, or future, of, as to, concerning or with respect to (a) the value, nature, quality or condition of the Property, including, without limitation, the water (including groundwater), soil and geology, (b) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon, (c) the compliance of or by the Property of its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, (d) the existence or non-existence of any jurisdictional wetlands in or on the Land, (e) the availability of or the capacity of any public utilities to serve the Property, (f) the location of the Property relative to any flood zones, or (g) any other matter with respect to the Property, and specifically, that Seller has not made, does not make and specifically disclaims any representations regarding compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including the existence in or on the Property of Hazardous Substances. Buyer further acknowledges and agrees that Buyer has obtained, or shall obtain, certain inspection reports, surveys or other information from its consultants, agents, independent contractors and representatives as required or permitted in this Contract prior to Closing, and Buyer is relying solely on these reports, Seller’s representations and warranties set forth in Paragraph 7, and Buyer’s own investigation of the Property; provided, however, that any and all documents, materials, data and other information provided by Seller, if any (except for the Deed and Seller’s representations and warranties set forth in Paragraph 7), are without warranty or representation of any kind or nature, and Buyer acknowledges and agrees that Buyer is not relying in any manner on such information provided by Seller. At the Closing, Buyer agrees to accept the Property and waive all objections or claims against Seller arising from or related to the Property or to any Hazardous Substances on the Land except: (i) with respect to the warranties contained in the Deed; or (ii) with respect to these matters set forth in this Contract which survive Closing. Buyer further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information. Buyer further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an “AS IS”, “WHERE IS” condition and basis, with all faults. It is understood and agreed that the Purchase Price has been adjusted by prior negotiation by the parties hereto to reflect that all of the Property is sold by Seller and purchased by Buyer subject to the foregoing. The provisions of this Paragraph shall expressly survive any Closing or Closings under this Contract.

b. Buyer’s Release and Covenant Not to Sue. AS AN INDUCEMENT TO, AND AS FURTHER CONSIDERATION FOR, SELLER AGREEING TO SELL THE PROPERTY TO BUYER UPON THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT, BUYER COVENANTS AND AGREES THAT, UPON THE CLOSING OF TITLE TO THE PROPERTY, BUYER SHALL FOREVER RELEASE SELLER AND COVENANT NOT TO SUE SELLER (INCLUDING ITS OFFICERS, DIRECTORS, PARTNERS, OR AFFILIATES OF ANY OF ITS OFFICERS, DIRECTORS OR PARTNERS) WITH RESPECT TO ANYTHING ARISING OUT OF THE ENVIRONMENTAL OR ANY OTHER PRE-EXISTING CONDITION OF THE PROPERTY OR THE PRESENCE OF HAZARDOUS SUBSTANCES (AS HEREINAFTER DEFINED) IN, ON, UNDER, OR EMANATING FROM OR ONTO THE PROPERTY, REGARDLESS OF WHETHER SUCH ENVIRONMENTAL CONDITIONS OR THE PRESENCE OF HAZARDOUS SUBSTANCES IS KNOWN OR UNKNOWN BY BUYER AND REGARDLESS OF WHETHER SUCH CONDITION IS SET FORTH IN THE ENVIRONMENTAL REPORTS, OR BUYER’S OWN ENVIRONMENTAL REPORTS. THE FOREGOING RELEASE AND COVENANT NOT TO SUE SHALL APPLY TO ALL CLAIMS AT LAW OR IN EQUITY, INCLUDING, BUT NOT LIMITED TO, CLAIMS OR CAUSES OF ACTION FOR PERSONAL INJURY OR DEATH, PROPERTY DAMAGE, STATUTORY CLAIMS UNDER ENVIRONMENTAL LAWS AND CLAIMS FOR CONTRIBUTION. THE DEED SHALL CONTAIN A RELEASE AND COVENANT NOT TO SUE SPECIFICALLY INCORPORATING THE LANGUAGE OF THE FOREGOING PROVISIONS.

c. Buyer’s Indemnity. FOR MATTERS ARISING AFTER CLOSING, BUYER COVENANTS AND AGREES TO INDEMNIFY, DEFEND, AND HOLD SELLER AND ITS OFFICERS, PARTNERS, AFFILIATES, EMPLOYEES AND AGENTS HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, JUDGMENTS, DAMAGES, PENALTIES, FINES, COSTS, LIABILITIES (INCLUDING SUMS PAID IN SETTLEMENT OF CLAIMS), OR OTHER LOSSES, INCLUDING ATTORNEYS’ AND/OR CONSULTANTS’ FEES, COURT COSTS AND LITIGATION EXPENSES, IN CONNECTION WITH THE PRESENCE OR SUSPECTED PRESENCE OF HAZARDOUS SUBSTANCES IN, ON OR UNDER THE GROUND OR ANY BUILDING, STRUCTURE, OR PAVED SURFACE, OR IN ANY ENVIRONMENTAL MEDIUM, INCLUDING BUT NOT LIMITED TO, THE SOIL, GROUNDWATER, OR SOIL VAPOR ON OR UNDER, OR EMANATING FROM THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNIFICATION SHALL SPECIFICALLY COVER COSTS INCURRED IN CONNECTION WITH ANY CLAIM FOR PERSONAL INJURY AND/OR DEATH, PROPERTY DAMAGE, INVESTIGATION OF SITE CONDITIONS OR ANY CLEAN-UP, REMEDIAL, REMOVAL, OR RESTORATION WORK REQUIRED BY ANY FEDERAL, STATE, OR LOCAL GOVERNMENT AGENCY OR POLITICAL SUBDIVISION BECAUSE OF THE PRESENCE OR SUSPECTED

PRESENCE OF HAZARDOUS SUBSTANCES, IN, ON OR UNDER THE GROUND OR ANY ENVIRONMENTAL MEDIUM, BUILDING, STRUCTURE, OR PAVED SURFACE OR EMANATING THEREFROM. THE RELEASE, COVENANT NOT SUE AND INDEMNIFICATIONS SET FORTH HEREIN SHALL BECOME EFFECTIVE AND ENFORCEABLE AUTOMATICALLY UPON CLOSING OF TITLE, AND BUYER SHALL BE BOUND BY THEM, REGARDLESS OF WHETHER OR NOT BUYER EXECUTES ANY SEPARATE INSTRUMENT AT THE TIME OF CLOSING.

9. Inspections; Right of Entry.

a. Due Diligence Period. Buyer and its officers, employees, agents and consultants shall have a period commencing on the Effective Date and ending at 5:00 p.m. on November 30, 2006 (the “Due Diligence Period”) in which to undertake at Buyer’s expense, such physical inspections and other investigations of and concerning the Property and the operation and use thereof, including surveys, soil borings, environmental studies, percolation, engineering studies, installation of monitoring wells and other tests as Buyer considers necessary for Buyer and its consultants to review and evaluate the physical characteristics of the Property and all Improvements thereon and to perform certain work or inspections in connection with such evaluation. For that purpose, Seller hereby grants to Buyer and its officers, employees, consultants, agents and assigns, full right of entry upon the Land and access to all Improvements, from the date hereof up to and including the earlier of the expiration of the Due Diligence Period or termination of this Contract. Buyer shall provide Seller with a minimum of forty-eight (48) hours notice prior to commencing any intrusive, physical investigations (including any borings, installation of monitoring wells or other physical testing) on the Land to allow Seller’s representative the opportunity to visually observe any such investigations, at Seller’s discretion. Further, Buyer will not conduct any activities in jurisdictional wetland areas that would violate the terms of any permits or applicable regulations. Buyer warrants to Seller that it will only undertake such evaluation using consultants and contractors qualified to undertake and complete the various studies and investigations deemed necessary by Buyer. Buyer shall utilize only such consultants and contractors which employ methods and technologies consistent with generally accepted practices for each such study or investigation. Buyer shall promptly containerize, characterize and remove from the Property any investigation-derived wastes generated by its evaluation. Buyer agrees that it shall cause any physical damage to the Property occasioned as a result of any soil borings or similar physical tests or examinations to be repaired to the original condition thereof promptly upon the completion of any such test or examination. Buyer agrees to indemnify and hold Seller harmless from any claims, losses, or damages arising out of or occurring in connection with Buyer’s investigation of the Property, including any third party claims. This indemnity shall include any claims, losses or damages due to the spread, migration, or increase of any environmental contaminant resulting from Buyer’s invasive testing at the Property. In the event an environmental study or other inspection should indicate the presence of any hazardous materials, Buyer shall not communicate any such information to any governmental entity or authority, but shall instead immediately provide such report(s) or information to Seller and Seller shall make any communication or filing which may be required by law. Buyer agrees to indemnify and hold Seller harmless from any cost, loss or expense whatsoever arising from any breach of this obligation to provide Seller with timely information regarding such hazardous materials. Notwithstanding the foregoing, Buyer shall not be obligated to indemnify Seller pursuant to this Subsection 9(a) for damages or injury caused by Buyer’s consultant, contractor or other parties provided such contractor, consultant or other parties have been approved by Seller in writing and have provided such insurance in amounts, coverage and underwritten by companies acceptable to Seller, and which policies have Seller as an “additional insured.” Buyer shall at all times until Closing Date keep and maintain and shall require any and all consultants, contractors or other parties entering upon the Land to keep and maintain general liability insurance in such amount and underwritten upon companies acceptable to Seller. Seller may require the Buyer, its consultants, contractors and other parties to provide certificates evidencing the coverage herein required.

The Buyer and Seller intend, in light of their mutual interests and the recognized possibly applicable joint defense privilege, that the legal privilege for attorney-client communications, the doctrine of attorney “work product” protection, and all other applicable privileges and protections shall apply to all shared information, as hereinafter defined, to the same extent as if the information had not been so shared and disclosed. “Shared Information” shall be deemed to include, but is not limited to, company documents, legal and factual research, interviews or debriefing memoranda, and verbal reports, as well as information received directly from any other party relating to or arising pursuant to this Section 9 or related to any Hazardous Substance. Any information received by Buyer or Seller, or their respective attorneys or consultants, shall be conclusively presumed to be “Shared Information” disclosed pursuant to this Agreement and need not be specifically identified or specified as “Shared Information” disclosed pursuant to this Agreement. “Shared Information” shall not include, inter alia, publicly available documents. Buyer and Seller agree to keep all “Shared Information” strictly confidential and shall not disclose the same to any third party, without the prior written consent of the other party, except that a party may disclose information to their attorney or consultants (provided such consultants have signed a written agreement, agreeing to maintain the confidences in a form reasonably acceptable to Buyer and Seller). Should any Shared Information be subpoenaed by any entity or governmental authority, the party receiving the subpoena will promptly provide notice thereof to the other party, and the parties will fully cooperate if either party desires to contest or limit such subpoena.

b. Termination During Due Diligence. In the event the results of the inspections, investigations and evaluations set forth in subparagraph (a), in Buyer’s sole and absolute opinion, are unacceptable to Buyer and Buyer so notifies Seller in writing of that fact within the Due Diligence Period, then this Contract shall be terminated and the Earnest Money Deposit returned to Buyer, less the sum of One Thousand and No/100 Dollars ($1,000.00), to be paid to Seller and Buyer shall promptly provide Seller a copy of all surveys, studies, reports or other information obtained during due diligence (but without representation or warranty whatsoever), as consideration for Buyer’s rights to inspect the Property and terminate the Contract as provided herein. If Buyer does not timely notify Seller of termination of this contract prior to expiration of the Due Diligence Period, Buyer’s right to terminate this Contract under this Section 9 shall thereafter be void.

10. Conveyance of Property and Closing Documents. At the time of closing hereunder, Seller shall convey its fee simple interest and estate in and title to the Property by special warranty deed (the “Deed”); free and clear of all liens, encumbrances, exceptions or qualifications whatsoever; save and except only for the Permitted Exceptions. Buyer shall execute and deliver to Seller the Note, Mortgage, Easement, Covenants, Closing Statement and such other documents reasonably necessary to effect the Closing and Seller will execute the Covenants, Easement, Closing Statement and such other documents as deemed reasonably necessary to effect the transaction.

11. Closing Date. Subject to the curative periods set forth in this Contract, the Purchase Price shall be paid, the Deed, closing statement, FIRPTA affidavit, and other closing documents reasonably required by either party (including an appropriate and customary affidavit of Seller as assurance against the existence of or outstanding rights which could form the basis for mechanics liens, unrecorded easements or claims of parties in possession) shall be executed, delivered and this Contract shall be closed on December 15, 2006; provided however, that Seller may extend the Closing Date for up to thirty (30) days upon providing written notice to Buyer on or before December 15, 2006 (“Closing Date”). Upon recordation of the Deed, the Purchase Price shall be paid to Seller. The closing shall take place on the Closing Date at 10:00 a.m. in the offices of Seller’s attorneys or such other time and place as shall be mutually agreed upon between Buyer and Seller.

12. Closing Costs. Seller shall pay for the cost of (a) all documentary stamp taxes required to be paid with respect to the Special Warranty Deed and other instruments of conveyance, if any, (b) the Commitment and the Title Policy, and all search and examination fees associated therewith, and (c) all recording fees, costs and expenses of curative title instruments or other actions necessary to cure any Title Defects. Buyer shall pay for the cost of (a) all recording fees with respect to those of the closing documents which are to be recorded (not including, however, the cost of curative title instruments which are to be paid exclusively by Seller), (b) the costs of any environmental inspections or audits (c) the Survey procured by Buyer, and (d) any and all documentary stamp tax or intangible tax or other costs associated with Buyer’s financing of the Property. Each of the respective parties shall bear its own attorneys’ fees.

13. Prorations.

a. Taxes. All ad valorem real and personal property taxes shall be prorated as of the Closing Date. If, however, the amount of such taxes for the year in which possession is surrendered cannot be ascertained, the rates, mileages and assessed valuations for the previous year, with known changes, if any, shall be used as an estimate and tax prorations based on such estimate shall, at the request of either party, be readjusted between the parties when the actual tax bills for the year of closing are received, but only if such adjustment would result in a difference of $250.00 or greater.

b. Assessments. Buyer shall pay all special assessments and liens for public improvements which are, as of the Closing Date, pending liens or certified liens but only to the extent the payment for such assessment is due and payable after Closing.

14. Land Use Restrictions; Assignment of Developer’s Rights.

a. Land Use Covenants. As an express condition of Seller’s obligations under this Contract, Buyer has agreed to accept the Property subject to certain restrictive covenants imposed for the benefit of Seller, Seller’s affiliates and each of their respective successors and assigns, and Seller’s remaining portion of the real property located East of Turkey Lake Road (“Seller’s Retained Property”), as more particularly described on the exhibits to Exhibit “E” attached hereto and incorporated herein by this reference (the “Restrictive Covenants”). The Restrictive Covenants shall, among other matters, require that the Property (i) be utilized for professional office uses purposes only, containing no more than 120,000 square feet but allowing certain permissible neighborhood commercial uses on the first floor (up to 40,000 square feet) and not in violation of the Permitted Encumbrances, (ii) prohibit “competing imagery” associated with Seller’s competitors, (iii) acknowledge the theme park activities of Seller on nearby property and waive any nuisance claim therefore, (iv) disclaim any right to use “Universal” or Seller’s name except as provided in the Restrictive Covenants(v) granting Seller a right to maintain the Property’s exterior or structural integrity if Buyer is not adequately maintaining, (vi) require compliance with the limitation on sales of alcoholic beverages as provided in the Restrictive Covenants, (vii) require that Seller have the reasonable right of architectural, signage site plan and landscape approval to Buyer’s project, and (viii) provide for maintenance of landscaping, storm water and entry way and payment of common maintenance expenses. The Restrictive Covenants in the form as attached hereto as Exhibit C shall be executed by Buyer and Seller at Closing and recorded in the public records of Orange County, Florida, and the Deed of Conveyance shall make a cross-reference thereto.

b. Development Rights. Buyer and Seller agree that the development, construction and operation of the Property shall be at all times be in strict compliance with and limited to the development allocations and entitlements specified in the Land Use Covenants, and elsewhere in this Contract. Seller will assign at closing any development rights applicable to the Property, inclusive of trips necessary to support up 120,000 square feet as prescribed by the methodology agreed to by the City. Except as specifically provided herein, Seller assigns no other rights, entitlements, prepaid impact fees, or other development rights of Seller and all such other rights are hereby reserved by Seller.

c. Easement for Access, Storm Water Drainage and Sanitary Sewer. At Closing, Seller shall grant a Non-Exclusive for Ingress and Egress Easement in the form set forth as Exhibit “F” over the roadway as graphically denoted on Attachment “1” to Exhibit “F”, attached hereto and incorporated by this reference. It is understood and agreed that Seller is selling the Property net of storm water retention. In addition, the Easement shall permit connections to Seller’s storm water drainage and sanitary sewer systems at points reasonably designated by Seller pursuant to the terms and requirements set forth in the Easement, including but not limited to, the requirement for Buyer to install, at Buyer’s expense, a ‘trap’ or ‘interceptor’ before the connection point to Seller’s storm water drainage and/ or sanitary sewer systems.

d. Development cooperation. Seller will reasonably cooperate and assist (but without the need the incurrence of expense) Buyer in obtaining approval of Buyer’s proposed office building from the City provided the same has been prepared in accordance with the requirements of the Restrictive Covenants.

15. Additional Office Space and Transportation Impact Fees.

a. Additional Office Space. At any time up to a date which is ten (10) days prior to the due date of the Purchase Money Note, Buyer may elect to purchase additional office use entitlement for up to an additional 40,000 square feet of office use. The price for any additional office use shall be $53 per square foot times the number of square feet of entitlement and shall be paid within 10 days of timely written notice from Buyer to Seller designate what portion of the 40,000 square feet of space Buyer intends to purchase. Upon payment of the consideration for the additional office space, Seller shall execute an assignment of the necessary trip entitlements upon the same terms as required above in Section 14.b.

b. Transportation Impact Fees. On or before Closing, Seller shall obtain from the City written confirmation that Buyer’s proposed project on the Property is either: (a) vested at the Transportation Impact Fee rates in effect as of the date of this letter or (b) vested with rights so that no Transportation Impact Fees are due. If Seller confirms or assigns to Buyer rights under option (b) above the Buyer shall pay to Seller at the time the Purchase Money Note is due a sum equal to the impact fees that would otherwise have been due on Buyer’s project as of the date of this letter.

16. Default.

a. Buyer’s Default. If Buyer fails to perform any of the covenants and agreements set forth in this Contract on its part to be performed within the time or times specified herein, the Earnest Money Deposit shall be paid to Seller as consideration for its execution of this Contract and in full settlement of, and as liquidated damages for, any and all claims for damages, occasioned by Buyer’s default, and upon such payment this Contract shall terminate and become null and void; provided that if Buyer fails to make any required deposit of Earnest Money Deposit, this Contract shall not terminate as to Buyer’s obligation to make such payment and the same be paid over to Seller. Except as to a breach of the covenants and agreements set forth in Section 9 hereof, for which Seller may seek any remedy available at law or in equity, Seller waives any remedy against Buyer for default under this Contract, other than the liquidated damages remedy set forth in this Section 16a.

b. Seller’s Default. If the Seller fails to perform any of the material covenants and agreements set forth in this Contract on its part to be performed, the Earnest Money Deposit shall, at the option of the Buyer, be returned to Buyer on demand. In any case other than the failure of the Seller to render its title marketable after diligent effort or unless specifically prohibited in this Contract, the Buyer may, at its option, proceed at law or in equity to enforce Buyer’s rights under this Contract against Seller, including, but not limited to, the right of specific performance, which right is hereby specifically granted by Seller to Buyer notwithstanding that Seller does not and shall not have the reciprocal right to demand or enforce specific performance by Buyer.

17. Assignability. This Contract may not be assigned by Buyer, except to an entity owned or controlled (fifty-one percent (51%) or more) by Buyer.

18. Litigation and Attorneys’ Fees. If it shall be necessary for either party to this Contract to bring suit to enforce any provisions hereof or for damages on account of any breach of this Contract, the prevailing party on any issue in any such litigation and any appeals therefrom shall be entitled to recover from the other party, in addition to any damages or other relief granted as a result of such litigation, all costs and expenses of such litigation and reasonable attorneys’ fee as fixed by the court.

19. Time of Essence. Time is of the essence of this Contract and in the performance of all conditions and covenants to be performed or satisfied by either party hereto. Waiver of performance or satisfaction of timely performance or satisfaction of any condition or covenant by one party shall not be deemed to be a waiver of the performance or satisfaction of any other condition or covenant unless specifically consented to in writing. Whenever a date specified herein shall fall on a Saturday, Sunday or legal holiday, the date shall be extended to the next succeeding business day.

20. Captions and Paragraph Headings. Captions and paragraph headings contained in this Contract are for convenience and reference only and in no way define, describe, extend or limit the scope or content of this Contract nor the intent of any provision hereof.

21. Notices. Any notice or other communication permitted or required to be given hereunder by one party to the other shall be in writing and shall be delivered by (i) hand delivery, (ii) express courier (e.g. Federal Express, (iii) facsimile, or (iv) mailed by registered or certified United States Mail, postage prepaid, return receipt requested, to the party entitled or required to receive the same at the address specified below or at such other address as may hereafter be designated in writing by any such party, to wit:

To Seller:	UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.
1000 Universal Studios Plaza
Orlando, Florida 32819
Attention: Mr. Peter Giacalone
Telephone: (407) 363-8028
Facsimile: (407) 224-6650

With a copy to:	PETER G. LATHAM, ESQ.
GRONEK & LATHAM, LLP
390 North Orange Avenue, Suite 600
Orlando, Florida 32801
Telephone: (407) 481-5800
Facsimile: (407) 481-5801

To Buyer:	DANIEL CORPORATION
Attn: Laila Witwicky
623 Maitland Avenue
Altamonte Springs, Florida 32701
Telephone: (407) 644-6900
Facsimile: (407) 644-1548

With a copy to:	ADVANITS REALTY COMPANY
Attn: Greg Morris
_____________________
_____________________
_____________________

To Escrow Agent:	GRONEK & LATHAM, LLP
390 North Orange Avenue, Suite 600
Orlando, Florida 32801
Telephone: (407) 481-5800
Facsimile: (407) 481-5801

23. Governing Law and Binding Effect. The interpretation and enforcement of this Contract shall be governed by and construed in accordance with the laws of the State of Florida and shall bind, and the benefits and advantages shall inure to and be enforceable by, the Buyer and Seller as well as their respective personal representatives, heirs, successors and assigns. Whenever used, the singular name shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

24. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

25. Integrated Contract, Waiver and Modification. This Contract represents the complete and entire understanding and agreement between and among the parties hereto with regard to all matters involved in this Contract and supersedes any and all prior or contemporaneous agreements, whether written or oral. This Contract may not be modified or amended, nor may any provision contained herein be waived, except in writing signed by Seller and Buyer, or if such modification, amendment or waiver is for the benefit of one or more of the parties hereto and to the detriment of the others, then the same must be in writing signed by all parties to whose detriment the modification, amendment or waiver inures.

26. Execution. To facilitate execution, the parties hereto agree that this Contract may be executed and telecopied to the other party and that the executed telecopy shall be binding and enforceable as an original. This Contract may be executed in as many counterparts as may be required or desired by the parties. All counterparts shall collectively constitute a single agreement.

27. Joinder of Escrow Agent. The Escrow Agent joins in the execution of this Contract for the express purposes of (a) acknowledging receipt (subject to collection) of the Earnest Money Deposit lodged by Buyer with Escrow Agent hereunder; and (b) agreeing to be bound by the provisions set forth in this Contract with respect to the disbursement of the Earnest Money Deposit. Buyer and Seller hereby authorize the disbursement and delivery of the Earnest Money Deposit by the Escrow Agent in accordance with the terms and provisions set forth in this Contract. If, however, in the sole discretion of the Escrow Agent some doubt exists as to when, whom or under what circumstances such Earnest Money Deposit shall be disbursed hereunder, and the parties hereto are unable after thirty (30) days’ prior written notice thereof from Escrow Agent, to agree and direct Escrow Agent, in writing, as to when, whom or under what circumstances Escrow Agent shall disburse the same, Escrow Agent shall be entitled to interplead said Earnest Money Deposit into the Circuit Court of the county in which the Property is located, without further liability or responsibility on its part. Costs, expenses and attorneys’ fees incurred by Escrow Agent in connection with any such interpleader may be deducted by Escrow Agent from the amount of the Earnest Money Deposit prior to its deposit into the registry of the Court. In any event, however, all parties agree that Escrow Agent shall have no liability or any further responsibility to any party or person whomsoever for any disbursement of the Earnest Money Deposit made by Escrow Agent in good faith unless such disbursement shall constitute a willful breach of the duties and obligations of Escrow Agent under this Contract or gross negligence on the part of Escrow Agent. Seller and Buyer agree that the status of Seller’s counsel as Escrow Agent under this Agreement does not disqualify such law firm from representing the Seller in connection with this transaction and in any disputes that may arise between Seller and Buyer concerning this transaction, including any dispute or controversy with respect to the Escrow Deposit. Escrow Agent shall be liable only to hold the Escrow Deposit, to invest same as provided for herein, and to deliver same to the parties named herein in accordance with the provisions of this Contract. Escrow Agent, as escrow agent, is acting in the capacity of a depository only, and shall not be liable or responsible to anyone for damages, losses or expenses unless same shall be caused by the gross negligence or willful malfeasance of Escrow Agent.

28. Brokerage. Seller and Buyer each represent and warrant to each other that no broker or finder has been employed by either Seller or Buyer in connection with the Sale and Purchase contemplated in this Contract except for Realty Capital TCN (“Seller’s Broker”) and the Advantis Realty Company, Buyer’s Broker (the “Brokers”). The brokerage commission of 4% of the Purchase Price due to Brokers shall be the sole responsibility of Seller pursuant to a brokerage agreement by and between Seller and Seller’s Broker. Seller and Buyer each warrant to the other that no commissions are payable by Seller or Buyer to any broker or finder in connection with this Contract or the transaction contemplated herein except to Broker. Seller and Buyer each agrees to indemnify, defend, save and hold the other harmless from and against the payment of any commissions or fees or claims for commissions or fees by virtue of any acts or actions undertaken by them, respectively it being expressly agreed that the foregoing agreement of indemnification shall expressly survive any closing or closings under this Contract.

29. Waiver of Jury Trial. Buyer and Seller do hereby waive any and all right to trial by jury in any litigation or proceeding arising out of or relating to this Contract.

30. Confidentiality. Except as may be required by law or applicable regulations, including securities laws and regulations, the parties agree to keep and maintain this Contract and all correspondence and discussions related thereto strictly confidential, provided that each party may disclose such information as it deems necessary to their respective consultants and agents provided all such consultants and agents agree to keep and maintain all such information confidential.

31. Condition Precedent. The parties acknowledge and agree that the Property is currently encumbered by a Mortgage in favor of JPMorgan Chase Bank, as Administrative and Collateral Agent for the Lender and that the consummation of this transaction is conditioned upon Seller obtaining a written and recorded release of the said Mortgage. In the event Seller has not obtained the written confirmation from the Lender that it will execute such release on a timely basis on or before November 15, 2006(or such later date that Buyer may agree to), Seller may terminate this Contract and the Deposit will be promptly returned to Buyer and this Contract shall be null and void. Provided that if Seller timely terminates this Contract, Seller shall reimburse Buyer for up to Twenty Five Thousand Dollars ($25,000.00) of ‘out of pocket expenses’ related to due diligence or design of Buyer’s proposed use of the Property; and Buyer submits reasonable support for such expenses and provides Seller a copy of the reports or materials for which the Buyer seeks reimbursement.

IN WITNESS WHEREOF, the parties have caused these presents to be executed on the day and year first above written.

SELLER

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership
Witness

	By:	UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership, as its sole general partner
Witness

		By:	UNIVERSAL CITY PROPERTY MANAGEMENT COMPANY II, a Delaware Corporation, as partner

	By:	/s/ Peter C. Giacalone
	Name:	Peter C. Giacalone
	Title:	Authorized Agent

Executed on:10/30/06__________________________________________________

BUYER

DANIEL CORPORATION

	By:	/s/ Laila Witwicky
	Name:	Laila Witwicky
	Title:	President
Witness

Executed on:_10/30/06_________________________________________________
Witness

ESCROW AGENT

PETER G. LATHAM, ESQ. GRONEK & LATHAM, LLP

By:
Witness

Executed on: ________________________________________

Witness

Exhibit “A”

to the Contract for Sale and Purchase

Legal Description

Lot 7 OF THE REPLAT OF UNIVERSAL CITY/FLORIDA PLAT 1, according to the Plat thereof, as recorded in Plat Book 22, Pages 1 and 2, Public Records of Orange County, Florida.

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Exhibit “B”

to the Contract for Sale and Purchase

Promissory Note

$4,890,000.00	December , 2006

DANIEL CORPORATION

623 Maitland Avenue

Altamonte Springs, Florida 32701

Attention: Laila Witwicky

(Hereinafter referred to as “Borrower”)

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

1000 Universal Studios Plaza

Orlando, Florida 32819

Attention: Vice President of Finance

(Hereinafter referred to as “UCDP”)

Borrower promises to pay to the order of UCDP, in lawful money of the United States of America, at its office indicated above or wherever else UCDP may specify, the sum of Four Million Eight Hundred Ninety Thousand and No/100 Dollars ($4,890,000.00) and such other sum as may be required pursuant to the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

1. PURCHASE MONEY NOTE AND SECURITY. Borrower is executing and delivering this Note as a part of the purchase price for a certain parcel of land in Orlando, Florida, and is a purchase money note. Borrower has granted UCDP a security interest in certain collateral including, but not limited to, real and personal property collateral described in that certain Mortgage and Security Agreement of even date herewith (the “Security Instrument”). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Security Agreement.

2. INTEREST RATE.

(a) Unless Borrower shall Default, no Interest shall accrue on the principal balance of this Note.

3. DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations, between Borrower and UCDP or its affiliates, shall bear interest at the interest rate of fifteen percent (15%) (“Default Rate”). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

4. REPAYMENT TERMS. Unless accelerated by a Default, the entire principal amount outstanding under this Note, shall be paid by Borrower on or before the earlier of (a) the date Borrower receives a building permit for any building upon the Property (as defined in the Security Agreement or (b) December 15, 2007.

5. APPLICATION OF PAYMENTS.

(a) Monies received by UCDP from any source for application toward payment of the Obligations shall be applied to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by UCDP.

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(b) If any payment received by UCDP under this Note or Security Agreement is rescinded, avoided or for any reason returned by UCDP because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or Security Agreement as though such payment had not been made.

6. DEFINITIONS.

(a) The term “Security Agreement” shall also include any security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed.

(b) Obligations. The term “Obligations”, as used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), between Borrower and UCDP, or its affiliates, whenever executed.

(c) Certain Other Terms. All terms that are used but not otherwise defined herein or the Security Agreement shall have the definitions provided in the Uniform Commercial Code.

7. LATE CHARGE. If any payments are not timely made, Borrower shall also pay to UCDP a late charge equal to 5% of each payment past due for 10 or more days. This late charge shall not apply to payments due at maturity or by acceleration hereof, unless such late payment is in an amount not greater than the highest periodic payment due hereunder.

8. ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of UCDP’s reasonable expenses actually incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or Bankruptcy proceeding.

9. USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by UCDP in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

10. CURE PERIOD. Except as provided below, any Default, other than non-payment, may be cured within 30 days after written notice thereof is mailed to Borrower by UCDP. Borrower’s right to cure shall be applicable only to curable defaults and shall not apply, without limitation, to Defaults based upon False Warranty or Cessation; Bankruptcy. No default notice or Cure Period is required with regard to any payment matter.

11. DEFAULT. If any of the following occurs and is not cured within the applicable Cure Period, a default (“Default”) under this Note shall exist:

(a) Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents.

(b) False Warranty. A warranty or representation expressly set forth in the Security Agreement or furnished UCDP in connection with the loan evidenced by this Note proves materially and adversely false, or if of a continuing nature, becomes materially and adversely false.

(c) Cessation; Bankruptcy. The death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any Bankruptcy or insolvency proceeding by or against Borrower, Guarantor, any entity or individual having in excess of a twenty percent (20%) ownership interest in Borrower or any Guarantor, or any general partner of Borrower or Guarantor, or any party to the Loan Documents.

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(d) Material Capital Structure or Business Alteration. Without prior written consent of UCDP, (i) a material alteration in the kind or type of Borrower’s business or that of Borrower, Guarantor, any entity or individual having in excess of a twenty percent (20%) ownership interest in Borrower or any Guarantor, or any general partner of Borrower or Guarantor; (ii) the sale of substantially all of the business or assets of Borrower, Guarantor, any entity or individual having in excess of a twenty percent (20%) ownership interest in Borrower or any Guarantor, or any general partner of Borrower or Guarantor, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of such entity, or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; (iii) the acquisition by Borrower of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or (iv) should Borrower, Guarantor, any entity or individual having in excess of a twenty percent (20%) ownership interest in Borrower or any Guarantor, or any general partner of Borrower or Guarantor enter into any merger or consolidation.

12. REMEDIES UPON DEFAULT. If a Default occurs under this Note or the Security Agreement, UCDP may at any time thereafter, take the following actions:

(a) UCDP Lien. Foreclose its security interest or lien against Borrower’s accounts upon providing five (5) days written notice.

(b) Acceleration Upon Default. Accelerate the maturity of this Note and, at UCDP’s option, any or all other Obligations, between Borrower and UCDP, or its affiliates, which shall be due in accordance with and governed by the provisions of said swap agreements; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a Bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations (other than Obligations under any swap agreement as referenced above) shall automatically and immediately be due and payable.

(c) Cumulative. Exercise any rights and remedies as provided under the Note and Security Agreement, or as provided by law or equity.

13. FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to UCDP such information as UCDP may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower’s financial condition. Such information shall be true, complete, and accurate and certified by an officer of Borrower.

14. WAIVERS AND AMENDMENTS.

(a) No waivers, amendments or modifications of this Note and the Security Agreement shall be valid unless in writing and signed by an officer of UCDP. No waiver by UCDP of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of UCDP in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b) Except to the extent otherwise provided by the Security Agreement or prohibited by law, each Borrower and each other person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that UCDP may (i) extend, modify or renew this Note or make a novation of the loan evidenced by this Note, and/or (ii) grant releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or other person liable under this Note or Security Agreement, all without notice to or consent of each Borrower and other such person, and without affecting the liability of each Borrower and other such person; provided, UCDP may not extend, modify or renew this Note or make a novation of the loan

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evidenced by this Note without the consent of the Borrower, or if there is more than one Borrower, without the consent of at least one Borrower; and further provided, if there is more than one Borrower, UCDP may not enter into a modification of this Note which increases the burdens of a Borrower without the consent of that Borrower.

15. MISCELLANEOUS PROVISIONS.

(a) Assignment. This Note and the Security Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. UCDP’s interests in and rights under this Note and the Security Agreement are freely assignable, in whole or in part, by UCDP. In addition, nothing in this Note or any of the Security Agreement shall prohibit UCDP from pledging or assigning this Note or Security Agreement or any interest therein to any Federal Reserve UCDP. Borrower shall not assign its rights and interest hereunder without the prior written consent of UCDP, and any attempt by Borrower to assign without UCDP’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations.

(b) Applicable Law; Conflict Between Documents. This Note and, unless otherwise provided in Security Agreement, the Security Agreement shall be governed by and construed under the laws of the state named in UCDP’s address on the first page hereof without regard to that state’s conflict of laws principles. If the terms of this Note should conflict with the terms of the Security Agreement, the terms of this Note shall control.

(c) Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in UCDP’s address on the first page hereof.

(d) Severability. If any provision of this Note or the Security Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document.

(e) Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower’s address shown above or such other address as provided hereunder, and to UCDP, if in writing and mailed or delivered to Universal City Development Partners, Ltd., 1000 Universal Studios Plaza, Orlando, Florida 32819, attention: Peter C. Giacalone or such other address as UCDP may specify in writing from time to time. Notices to UCDP must include the mail code. In the event that Borrower changes Borrower’s address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.

(f) Plural; Captions. All references in the Security Agreement to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents.

(g) Advances. UCDP may, in its sole discretion, upon a default by Borrower, make other advances which shall be deemed to be advances under this Note, even though the stated principal amount of this Note may be exceeded as a result thereof.

(h) Joint and Several Obligations. If there is more than one Borrower, each is jointly and severally obligated.

(i) Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this Note and the Mortgage whether assessed at closing or arising from time to time.

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(j) LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING UCDP BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE SECURITY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

(k) FINAL AGREEMENT. This Note and the Security Agreement represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

16. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER BY EXECUTION HEREOF AND UCDP BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO UCDP TO ACCEPT THIS NOTE. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN THE SECURITY AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS NOTE.

[The remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

DANIEL CORPORATION

By:		(SEAL)
Laila Witwicky
Its:

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Exhibit “C”

to the Contract for Sale and Purchase

Mortgage and Security Agreement

RETURN TO: Peter G. Latham

Peter G. Latham

Gronek & Latham, LLP

390 North Orange Avenue

Suite 600

Orlando, Florida 32801

MORTGAGE AND SECURITY AGREEMENT

This MORTGAGE AND SECURITY AGREEMENT (hereafter referred to as “Mortgage”) made December ___, 2006, by and between, DANIEL CORPORATION, a Florida corporation, whose address is 623 Maitland Avenue, Altamonte Springs, Florida 32701, Attention: Laila Witwicky, (“Mortgagor”), and UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership, whose address is 1000 Universal Studios Plaza, Orlando, Florida 32819, (“Mortgagee”).

WITNESSETH:

To secure payment and performance of obligations under a Promissory Note (the “Note”) dated of even date herewith, in the amount of $4,890,000.00, made by Mortgagor payable to Mortgagee, this Mortgage, between Mortgagee or any of its affiliates and Mortgagor, and all other indebtedness of Mortgagor to Mortgagee whenever borrowed or incurred, whether or not reasonably contemplated by the parties hereto as of the date hereof, and any renewals, extensions, novations, or modifications of the foregoing (collectively the “Obligations”), and in consideration of these premises and for other consideration, Mortgagor does mortgage, grant and convey unto Mortgagee (for itself and its affiliates), its successors and assigns, all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the “Property”):

(i) all those certain tracts of land in Orlando, County of Orange, State of Florida described in EXHIBIT A attached hereto and made part hereof (the “Land”);

(ii) all buildings and improvements now or hereafter erected on the Land;

(iii) all fixtures, machinery, equipment and other articles of real, personal or mixed property attached to, situated or installed in or upon, or used in the operation or maintenance of, the Land or any buildings or improvements situated thereon, whether or not such real, personal or mixed property is or shall be affixed to the Land;

(iv) all building materials, building machinery and building equipment delivered on site to the Land during the course of, or in connection with, any construction, repair or renovation of the buildings and improvements situated or to be situated thereon;

(v) all leases, licenses or occupancy agreements of all or any part of the Land and all extensions, renewals, and modifications thereof, and any options, rights of first refusal or guarantees relating thereto; all rents, income, revenues, security deposits, issues, profits, awards and payments of any kind payable under the leases or otherwise arising from the Land;

(vi) all contract rights, accounts receivable and general intangibles relating to the Land or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies;

(vii) all estates, rights, tenements, hereditaments, privileges, easements, development rights or entitlements and appurtenances of any kind benefiting the Land; all means of access to and from the Land, whether public or private; and all water and mineral rights; and

(viii) all “Proceeds” of any of the above-described property, which term shall have the meaning given to it in the Uniform Commercial Code of the jurisdiction where this Mortgage is recorded (the “UCC”), whether cash or non-cash, and including insurance proceeds and condemnation awards; and all replacements, substitutions and accessions thereof.

TO HAVE AND TO HOLD the Property and all the estate, right, title and interest, in law and in equity, of Mortgagor’s in and to the Property unto Mortgagee, its successors and assigns, forever.

Mortgagor WARRANTS AND REPRESENTS that Mortgagor is lawfully seized of the Property, in fee simple, absolute, that Mortgagor has the legal right to convey and encumber the same, and that the Property is free and clear of all liens and encumbrances. Mortgagor further warrants and will forever defend all and singular the Property and title thereto to Mortgagee and Mortgagee’s successors and assigns, against the lawful claims of all persons whomsoever.

PROVIDED ALWAYS that if (i) all the Obligations are paid in full, and (ii) each and every representation, warranty, agreement, covenant and condition of this Mortgage, and the Note, then this Mortgage and the estate hereby created shall cease and be null, void, and canceled of record.

To protect the security of this Mortgage, Mortgagor further represents and agrees with Mortgagee as follows:

1. Payment of Obligations. That the Obligations shall be timely paid and performed.

2. Future Advances. This Mortgage is given to secure not only existing Obligations, but also interest, costs, reimbursements, fees and expenses due under this Mortgage in the event of a default by Mortgagor.

3. Grant of Security Interest in Personal Property. This Mortgage constitutes a security agreement under the UCC and shall be deemed to constitute a fixture financing statement. Mortgagor hereby grants a security interest in any personal property included in the Property. On request of Mortgagee, Mortgagor will execute one or more Financing Statements in form satisfactory to Mortgagee and will pay all costs and expenses of filing the same in all public filing offices, where filing is deemed desirable by Mortgagee. Mortgagee is authorized to file Financing Statements relating to the Property without Mortgagor’s signature where permitted by law. Mortgagor appoints Mortgagee as its attorney-in-fact to execute such documents necessary to perfect Mortgagee’s security interest on Mortgagor’s behalf. The appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain outstanding.

Nothing herein obligates Mortgagee to provide credit in excess of the Obligations.

4. Leases, Subleases and Easements. Mortgagor shall maintain, enforce and cause to be performed all of the terms and conditions under any lease, sublease or easement which may constitute a portion of the Property. Mortgagor will not enter into, amend or renew any leases or other occupancy agreements affecting the Property except leases which are on terms and subject to such conditions as are in the ordinary course of business of a self-storage facility of similar quality and location.

5. Required Insurance.

(a) Mortgagor shall maintain with respect to the Property, liability insurance providing coverage in such amount as Mortgagee may require but in no event less than $1,000,000.00 combined single limit, naming Mortgagee as an additional insured; and

(b) All insurance policies shall be in form, provide coverages, be issued by companies and be in amounts satisfactory to Mortgagee. At least 30 days prior to the expiration of each such policy, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee that such policy has been renewed or replaced or is no longer required hereunder. All such policies shall provide that the policy will not be canceled or materially amended without at least 30 days prior written notice to Mortgagee. In the event Mortgagor fails to provide, maintain, keep in force, and furnish to Mortgagee the policies of insurance required by this paragraph, Mortgagee may procure such insurance or single-interest insurance in such amounts, at such premium, for such risks and by such means as Mortgagee chooses, at Mortgagor’s expense; provided however, Mortgagee shall have no responsibility to obtain any insurance, but if Mortgagee does obtain insurance, Mortgagee shall have no responsibility to assure that the insurance obtained shall be adequate or provide any protection to Mortgagor.

6. Insurance Proceeds.

(a) After occurrence of any loss to any of the Property, Mortgagor shall give prompt written notice thereof to Mortgagee.

(b) In the event of such loss all insurance proceeds, including unearned premiums, shall be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Mortgagee and not to Mortgagee and Mortgagor jointly. Mortgagee is hereby authorized by Mortgagor to make proof of loss if not promptly made by Mortgagor, settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and Mortgagor appoints Mortgagee as its attorney-in-fact to receive and endorse any insurance proceeds to Mortgagee, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied. Mortgagor shall pay the costs of collection, including attorneys’ fees, of insurance proceeds payable on account of such damage or destruction. Mortgagor shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Mortgagee as security for payment of the Obligations.

(c) In the event of any damage to or destruction of the Property, Mortgagee shall have the option of applying or paying all or part of the insurance proceeds to

(i) the Obligations in such order as Mortgagee may determine,

(ii) restoration, replacement or repair of the Property in accordance with Mortgagee’s standard construction loan disbursement conditions and requirements, or

(iii) the Mortgagor; provided, however, that nothing herein shall be deemed to excuse Mortgagor from restoring, repairing and maintaining the Property as required herein.

7. Minimum Standards. In addition to the requirements set forth herein, all surveys, insurance, title policies, construction documents, environmental reports, payment and performance bonds, and any other due diligence or additional documents required in connection with this Loan, shall comply with Mortgagee’s minimum standards in place from time to time for such documents, which shall be provided in writing by Mortgagee to Mortgagor upon request.

8. Impositions. Mortgagor will pay all taxes, levies, assessments and other fees and charges imposed upon or which may become a lien upon the Property under any law or ordinance (all of the foregoing collectively “Impositions”) before they become delinquent and in any event in the same calendar year in which they first become due. Notwithstanding the foregoing, Mortgagor may delay paying any imposition if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and so long as the priority of this Mortgage shall not be adversely affected.

9. Use of Property. Mortgagor shall use and operate, and require certain restrictive covenants dated of even date herewith and operate, the Property in compliance with all applicable laws (including, for example, the Americans with Disabilities Act and the Fair Housing Act) and ordinances, covenants, and restrictions, and with all applicable requirements now or hereafter affecting the Property. Mortgagor shall not permit any unlawful use of the Property or any use that may give rise to a claim of forfeiture of any of the Property. Mortgagor shall not allow changes in the stated use of Property from that disclosed to Mortgagee at the time of execution hereof. Mortgagor shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and written consent of, Mortgagee.

10. Maintenance, Repairs and Alterations. Mortgagor shall keep and maintain the Property in good condition and repair and fully protected from the elements to the satisfaction of Mortgagee. Mortgagor will not remove, demolish or structurally alter any of the buildings or other improvements on the Property (except such alterations as may be required by laws, ordinances or regulations) without the prior written consent of Mortgagee. Mortgagor shall promptly notify Mortgagee in writing of any material loss, damage or adverse condition affecting the Property.

11. Eminent Domain. Should the Property or any interest therein be taken or damaged by reason of any public use or improvement or condemnation proceeding (“Condemnation”), or should Mortgagor receive any notice or other information regarding such Condemnation, Mortgagor shall give prompt written notice thereof to Mortgagee. Mortgagee shall be entitled to all compensation, awards and other payments or relief granted in connection with such Condemnation and, at its option, may commence, appear in and prosecute in its own name any action or proceedings relating thereto. Mortgagee shall be entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, and damages awarded to Mortgagor related to any Condemnation (the “Proceeds”) are hereby assigned to Mortgagee and Mortgagor agrees to execute such further assignments of the Proceeds as Mortgagee may require. Mortgagee shall have the option of applying or paying the Proceeds in the same manner as insurance proceeds as provided herein. Mortgagor appoints Mortgagee as its attorney-in-fact to receive and endorse the Proceeds to Mortgagee, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

12. Environmental Condition of Property and Indemnity.

(a) Mortgagor shall not permit the use of any Hazardous Material on the Property or activity on the Property that in UCDP’s judgment could cause a release of Hazardous Substances upon, in, or underneath the Property. Further, Mortgagor represents to Mortgagee that no portion of the Property is a protected wetland. Mortgagor agrees to notify Mortgagee immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of the Property and shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material from the Property.

(b) Mortgagor shall indemnify, hold harmless, and defend Mortgagee from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses, including attorneys’, consultants’ or experts’ fees of every kind and nature incurred, suffered by or asserted against Mortgagee as a direct or indirect result of: (i) representations made by Mortgagor in this Section being or becoming untrue in any material respect; (ii) Mortgagor’s violation of or failure to meet the requirements of any Environmental Laws; or (iii) Hazardous Materials which, while the Property is subject to this Mortgage, exist on the Property in violation of Environmental Laws. Mortgagee shall have the right to arrange for or conduct environmental inspections of the Property from time to time (including the taking of soil, water, air or material samples). The cost of such inspections made after Default or which are required by laws or regulations applicable to Mortgagee shall be borne by Mortgagor. However, Mortgagor’s indemnity shall not apply to any negligent or intentional act of Mortgagee which takes place after foreclosure or satisfaction of this Mortgage.

These indemnification obligations are in addition to General Indemnification provisions set forth hereafter. Mortgagor’s Obligations under this section shall continue, survive and remain in full force and effect notwithstanding the repayment of the Obligations, a foreclosure of or exercise of power of sale under this instrument, a delivery of a deed in lieu of foreclosure, a cancellation or termination of record of this instrument and the transfer of the Property.

13. Inspections. Mortgagee, or its representatives or agents, are authorized to enter at any reasonable time upon any part of the Property for the purpose of inspecting the Property and for the purpose of performing any of the acts it is authorized to perform under the terms of this Mortgage.

14. Liens and Subrogation.

(a) Mortgagor shall pay and promptly discharge all liens, claims and encumbrances upon the Property. Mortgagor shall have the right to contest in good faith the validity of any such lien, claim or encumbrance, provided: (i) such contest suspends the collection thereof or there is no danger of the Property being sold or forfeited while such contest is pending; (ii) Mortgagor first deposits with Mortgagee a bond or other security satisfactory to Mortgagee in such amounts as Mortgagee shall reasonably require; and (iii) Mortgagor thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged.

(b) Mortgagee shall be subrogated to any liens, claims and encumbrances against Mortgagor or the Property that are paid or discharged through payment by Mortgagee or with loan proceeds, notwithstanding the record cancellation or satisfaction thereof.

15. Waiver of Mortgagor’s Rights.

(a) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Property, (ii) in any way extending the time for the enforcement of the collection of the Note or the debt evidenced thereby or any of the other Obligations, and any rights to hearing prior to the exercise by Mortgagee of any right, power, or remedy herein provided to Mortgagee.

(b) To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or seek to take the benefit or advantage of any law now or hereafter in force providing for any exemption (including homestead exemption), appraisement, valuation, stay, extension or redemption, and Mortgagor for themselves and their respective heirs, devisees, representatives, successors and assigns, and for any and all persons claiming any interest in the Property, to the extent permitted by law, hereby waive and release all rights of valuation, appraisement, redemption, stay of execution, the benefit of all exemption laws, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Mortgagor further waives any and all notices including, without limitation, notice of intention to accelerate and of acceleration of the Obligations.

16. Payments by Mortgagee. In the event of default in the timely payment or performance of any of the Obligations, Mortgagee, at its option and without any duty on its part to determine the validity or necessity thereof, may pay the sums for which Mortgagor is obligated. Further, Mortgagee may pay such sums as Mortgagee deems appropriate for the protection and maintenance of the Property including, without limitation, sums to pay Impositions and other levies, assessments or liens, maintain insurance, make repairs, secure the Property, maintain utility service, intervene in any condemnation, make advances under a construction loan to enable completion of construction and pay attorneys’ fees and other fees and costs to enforce this Mortgage or protect the lien hereof (including foreclosure) or collect the Obligations, without limitation, including those incurred in any proceeding including bankruptcy or arbitration. Any amounts so paid shall bear interest at the default rate stated in the Note and shall be secured by this Mortgage.

17. Indemnification. Mortgagor shall protect, indemnify and save harmless Mortgagee from and against all losses, liabilities, obligations, claims, damages, penalties, fines, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted or assessed against Mortgagee on account of or in connection with (i) the Note or any failure or alleged failure of Mortgagor to comply with any of the terms of, or the inaccuracy or breach of any representation in, this Mortgage or the Note; (ii) the Collateral or any claim of loss or damage to the Property or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Property or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Mortgagor to comply in any material respect with any law, rule or regulation applicable to it or to the Property or the use, occupancy or operation of the Property (including, without limitation, the failure to pay any taxes, fees or other charges), provided that such indemnity shall be effective only to the extent of any Damages that may be sustained by Mortgagee in excess of any net proceeds received by it from any insurance of Mortgagor (other than self-insurance) with respect to such Damages, (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Mortgagee relating in any way to or any matter contemplated by the Loan Documents, (v) any claim for brokerage fees or such other commissions relating to the Property or any other Obligations, or (vi) any and all liability arising from any leases related to the Property. Nothing contained herein shall require Mortgagor to indemnify Mortgagee for any Damages resulting from Mortgagee’s gross negligence or its willful and wrongful acts. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Mortgagee. In the event the Mortgagee incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

18. Due on Sale or Further Encumbrance or Transfer of an Interest in Mortgagor. Without the prior written consent of Mortgagee in each instance, Mortgagor shall not (i) sell, convey, transfer or encumber the Property, or any part thereof or interest therein, whether legal or equitable, (ii) cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily or by operation of law, or (iii) enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property. A “transfer” of the Property includes: (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property; (c) if Mortgagor or any general partner or member of Mortgagor, is a corporation, partnership, limited liability company, trust or other business entity, the transfer (whether in one transaction or a series of transactions) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity including, without limitation, changes in stockholders, partners, members, managers, trustees, beneficiaries, or their respective interests; (d) if Mortgagor, or any general partner or member of Mortgagor, is a corporation, the creation or issuance of new stock by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders; and (e) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases. Nothing herein shall be deemed to prohibit Mortgagor from leasing portions of the Property for self-storage purposes in accordance with section 4 hereof.

19. Remedies of Mortgagee on Default.

(a) If any of the following events occur, a default (“Default”) under this Mortgage shall exist:

(i) Failure to timely pay any monetary Obligation under this Mortgage when such payment is due provided Mortgagee has provided five (5) days written notice of such default (a “Payment Default”);

(ii) Failure to timely perform any of the terms, covenants or obligations under this Mortgage (other than a Payment Default) within 10 days after written notice thereof is mailed to Mortgagor by Mortgagee;

(iii) a Default under the Note or any other loan document;

(b) Upon the occurrence of Default the following remedies are available, without limitation, to Mortgagee: (i) Mortgagee may exercise any or all of Mortgagee’s remedies under this Mortgage including, without limitation, acceleration of the maturity of all payments and Obligations, with Mortgagee or any of its affiliates, which shall be due in accordance with and governed by the provisions of said swap agreements; (ii) Mortgagee may take immediate possession of the Property or any part thereof (which Mortgagor agrees to surrender to Mortgagee) and manage, control or lease the same to such persons and at such rental as it may deem proper and collect and apply Rents to the payment of: (a) the Obligations, together with all costs and attorneys’ fees; (b) all Impositions and any other levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items; and (c) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of the Property and the management and operation thereof; all in such order or priority as Mortgagee in its sole discretion may determine. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of the Property; (iii) Mortgagee may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate the Property or any part thereof, and to apply the Rents therefrom as hereinabove provided. In the event of such application, Mortgagor consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Mortgagor, without regard to whether Mortgagor has committed waste or permitted deterioration of the Property, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the Obligations; (iv) Mortgagee may exercise all the remedies of a mortgagee as provided by law and in equity including, without limitation, foreclosure upon this Mortgage and sale of the Property, or any part of the Property, at public sale conducted according to applicable law (referred to as “Sale”) and conduct additional Sales as may be required until all of the Property is sold or the Obligations are satisfied; (v) With respect to any portion of the Property governed by the UCC, Mortgagee shall have all of the rights and remedies of a secured party thereunder. Mortgagee may elect to foreclose upon any Property that is fixtures under law applicable to foreclosure of interests in real estate or law applicable to personal property; (vi) Mortgagee may bid at Sale and may accept, as successful bidder, credit of the bid amount against the Obligations as payment of any portion of the purchase price; and (vii) Mortgagee shall apply the proceeds of Sale, first to any fees or attorney fees permitted Mortgagee by law in connection with Sale, second to expenses of foreclosure, publication, and sale permitted Mortgagee by law in connection with Sale, third to the Obligations, and any remaining proceeds as required by law.

20. Miscellaneous Provisions. Mortgagor agrees to the following: (i) All remedies available to Mortgagee with respect to this Mortgage or available at law or in equity shall be cumulative and may be pursued concurrently or successively. No delay by Mortgagee in exercising any remedy shall operate as a waiver of that remedy or of any Default. Any payment by Mortgagee or acceptance by Mortgagee of any partial payment shall not constitute a waiver by Mortgagee of any Default; (ii) Mortgagor represents that Mortgagor (a) is (1) an adult individual and is sui juris, or (2) a corporation, general partnership, limited partnership, limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization (b) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (c) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Mortgage and any other Loan Document to which it is a party. (iii) The provisions hereof shall be binding upon and inure to the benefit of Mortgagor, its heirs, personal representatives, successors and assigns including, without limitation, subsequent owners of the Property or any part thereof, and shall be binding upon and inure to the benefit of Mortgagee, its successors and assigns and any future holder of the Note or other Obligations; (iv) Any notices, demands or requests shall be sufficiently given Mortgagor if in writing and mailed or delivered to the address of Mortgagor shown above or to another address as provided herein and to Mortgagee if in writing and mailed or delivered to the address of Mortgagee first shown above and Universal City Development Partners, Ltd., 1000 Universal Studios Plaza, Orlando, Florida 32819, attention: Peter C. Giacalone, or such other address as Mortgagee may specify from time to time and in the event that Mortgagor changes Mortgagor’s address at any time prior to the date the Obligations are paid in full, that party shall promptly give written notice of such change of address by registered or certified mail, return receipt requested, all charges prepaid. Notices to Mortgagee must include the mail code. (v) This Mortgage may not be changed, terminated or modified orally or in any manner other than by an instrument in writing signed by the parties hereto; (vi) All references to “Mortgagee” shall mean to “Mortgagee (for itself and its affiliate)”; (vii) The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not a part of this Mortgage; (viii) If the lien of this Mortgage is invalid or unenforceable as to any part of the Obligations, the unsecured portion of the Obligations shall be completely paid (and all payments made shall be deemed to have first been applied to payment of the unsecured portion of the Obligations) prior to payment of the secured portion of the Obligations and if any clause, provision or obligation hereunder is determined invalid or unenforceable the remainder of this Mortgage shall be construed and enforced as if such clause, provision or obligation had not been contained herein; (ix) This Mortgage shall be governed by and construed under the laws of the jurisdiction where this Mortgage is recorded; (x) Mortgagor by execution and Mortgagee by acceptance of this Mortgage agree to be bound by the terms and provisions hereof).

21. FINAL AGREEMENT. This Agreement and the Note represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, Mortgagor has signed and sealed this instrument as of the day and year first above written.

Mortgagor

Daniel Corporation

By:	(SEAL)
Laila Witwicky

Its:

State of

County of

L. L. C. Acknowledgment

I certify that before me appeared this day Laila Witwicky, a person known to me, who after being sworn stated he/she is                                                               of Daniel Corporation, a Florida corporation company and is duly authorized to act on behalf of said Corporation, and being informed of the contents thereof, acknowledged execution of the foregoing instrument on behalf of said Corporation.

Witness my hand and official seal, this                      day of December, 2006.

, Notary Public

Notary Seal
(Printed Name of Notary)

My Commission Expires:_____________________________________

EXHIBIT “A”

to the Mortgage and Security Agreement

LEGAL DESCRIPTION

Lot 7 OF THE REPLAT OF UNIVERSAL CITY/FLORIDA PLAT 1, according to the Plat thereof, as recorded in Plat Book 22, Pages 1 and 2, Public Records of Orange County, Florida.

Exhibit “D”

to the Contract for Sale and Purchase

Permitted Exceptions

The policy or policies to be issued will contain exceptions to the following unless the same are disposed of to the satisfaction of the Company:

1.	Taxes and assessments for the year 2006 and subsequent years.

2.	Agreement by and between City of Orlando, and Major Realty Corporation, a Delaware corporation (the “Agreement”) dated February 12, 1968, and recorded February 27, 1968, in Official Records Book 1709, Page 813; Partial Release from Requirements of Developer’s Agreement recorded in Official Records Book 3133, Page 1126; Partial Release from Requirements of Developers Agreement recorded May 27, 1981, in Official Records Book 3196, Page 1645; Partial Release from Requirements of Developers Agreement recorded October 14, 1981, in Official Records Book 3230, Page 2540; Partial Release from Requirements of Developers Agreement recorded April 24, 1985, in Official Records Book 3632, Page 2364; Amendment to Developers Agreement recorded January 5, 1993, in Official Records Book 4509, Page 911; Second Amendment to Developers Agreement recorded April 21, 1995, in Official Records Book 4882, Page 1175; Stipulated Settlement Agreement recorded April 16, 1993, in Official Records Book 4550, Page 3223, all of the Public Records of Orange County, Florida.

3.	Declaration of Covenants and Restrictions by Major Realty Corporation, recorded August 24, 1978, in Official Records Book 2924, Page 1925; Partial Release of Declaration of Covenants and Restrictions recorded January 5, 1993, in Official Records Book 4509, Page 906; Partial Release of Declaration of Covenants and Restrictions recorded January 27, 1995, in Official Records Book 4849, Page 1096, all of the Public Records of Orange County, Florida.

4.	Amended Agreement for “Sanitary Sewer Service” by and between the City of Orlando, MCA, Inc., a Delaware corporation, and Universal City Property Management Company, a Delaware corporation, recorded May 13, 1983, in Official Records Book 3376, Page 2799; Assignment and Assumption of Amended Agreement for Sanitary Sewer Service from Universal City Property Management Company, a Delaware corporation, Assignor, and Universal City Development Partners, a Florida general partnership, and Universal City Florida Partners, a Florida general partnership, Assignee, recorded April 2, 1996, in Official Records Book 5035, Page 1269; First Amendment to Amended Agreement for “Sanitary Sewer Service”, recorded April 16, 1996, in Official Records Book 5042, Page 2364, all of the Public Records of Orange County, Florida.

5.	Unrecorded Transportation Impact Agreement dated November 25, 1987, by and between the City of Orlando, and Universal City Florida Partners, a Florida general partnership; First Amendment to Universal Studios/Florida Transportation Impact Agreement recorded June 8, 1988, in Official Records Book 3987, Page 3523; Second Amendment to Universal Studios/Florida Transportation Impact Agreement recorded October 12, 1988, in Official Records Book 4022, Page 855, all of the Public Records of Orange County, Florida.

6.	Turkey Lake Road and Public Services Agreement by and between the City of Orlando, Florida and the Major-Pru Development Joint Venture, a Florida general partnership, recorded January 18, 1989, in Official Records Book 4048, Page 4304; Amendment and Modification of Turkey Lake Road and Public Service Agreement recorded January 6, 1993, in Official Records Book 4509, Page 4858, Public Records of Orange County, Florida.

7.	The provisions of that certain Right of Way Encroachment and Removal Agreement by and between Universal City Florida Partners, a Florida general partnership, and the City of Orlando, recorded August 23, 1989, in Official Records Book 4108, Page 4502, Public Records of Orange County, Florida.

8.	Universal Studios Vested Rights Settlement Agreement by and between Universal City Florida Partners, a Florida general partnership, and Universal City Development Partners, a Florida general partnership, and the City of Orlando, recorded April 7, 1994, recorded in Official Records Book 4723, Page 999, as amended by Amendment of Universal Studio’s Vested Rights Settlement Agreement recorded in Official Records Book 7218, Page 1410, Public Records of Orange County, Florida.

9.	Interstate 4/Republic Drive Community Redevelopment Area “Tri-Party Development Agreement” by and between the Community Redevelopment Agency of the City of Orlando, Florida, the City of Orlando and Universal City Development Partners, a Florida general partnership, recorded April 19, 1996, in Official Records Book 5044, Page 3973, Public Records of Orange County, Florida.

10.	Grant of Drainage Easement (Beneficial Easement) by and between Belz Investment company, Inc., Grantor, and MCA, Inc., Grantee, recorded May 29, 1981, in Official Records Book 3197, Page 499; Assignment of Drainage Easement Rights by and between MCA, Inc., Grantor, and Universal City Property Management Company, Grantee, recorded July 10, 1981, in Official Records Book 3207, Page 390; Assignment of Easement Rights by and between MCA, Inc., Assignor, and Universal City Florida Partners, a Florida general partnership, Assignee, recorded December 22, 1987, in Official Records Book 3945, Page 715; unrecorded Partial Assignment of Drainage Easement Rights from Universal City Property Management Company to Major Realty Corporation, as referred to in the Assignment recorded January 5, 1993, in Official Records Book 4509, Page 920; Assignment of Easement Rights by and between Major Center, a Florida general partnership, formerly known as The Major-Pru Development Joint Venture, a Florida general partnership and Major Realty Corporation, a Delaware corporation, Assignor, and Universal City Development Partners, a Florida general partnership; Assignee, recorded January 5, 1993, in Official Records Book 4509, Page 920, all of the Public Records of Orange County, Florida.

11.	Grant of Drainage Easement (Beneficial Easement) by and between Martin S. Belz, Grantor, and MCA, Inc., Grantee, recorded June 19, 1981, in Official Records Book 3202, Page 1384; Assignment of Drainage Easement Rights by and between MCA, Inc., Grantor, and Universal City Property Management company, Grantee, recorded July 10, 1981, in Official Records Book 3207, Page 390; Assignment of Easement Rights by and between MCA, Inc., Assignor, and Universal City Florida Partners, a Florida general partnership Assignee, recorded December 22, 1987, in Official Records Book 3945, Page 715; unrecorded Partial Assignment of Drainage Easement Rights from Universal City Property Management Company to Major Realty Corporation, as referred to in the Assignment recorded January 5, 1993, in Official Records Book 4509, Page 920; Assignment of Easement Rights by and between Major Center, a Florida general partnership, formerly known as The Major-Pru Development Joint Venture, a Florida general partnership and Major Realty Corporation, a Delaware corporation, Assignor, and Universal City Development Partners, a Florida general partnership, Assignee, recorded January 5, 1993, in Official Records Book 4509, Page 920, all of the Public Records of Orange County, Florida.

12.	Access and Maintenance Rights in and to that certain Deed of Easement from Universal City Florida Partners, a Florida general partnership, Grantor and Southern Bell Telephone and Telegraph Company, Grantee, recorded February 25, 1988, in Official Records Book 3960, Page 1544, Public Records of Orange County, Florida.

13.	Water Easement by and between Universal City Florida Partners, a Florida general partnership, Grantor, and The City of Orlando and the Orlando Utilities Commission, Grantee, recorded January 6, 1989, in Official Records Book 4046, Page 567, Public Records of Orange County, Florida.

14.	Easement Reservation Agreement by and between Universal City Development Partners, a Florida general partnership and Universal City Florida Partners, a Florida general partnership, and the City of Orlando, recorded December 21, 1995, in Official Records Book 4991, Page 415, Public Records of Orange County, Florida.

15.	Drainage Agreement by and between the City of Orlando, and Universal City Development Partners, a Florida general partnership, and Universal City Florida Partners, a Florida general partnership, recorded December 21, 1995, in Official Records Book 4991, Page 446, Public Records of Orange County, Florida.

16.	Underground Easement (Water) by and between Universal City Development Partners, a Florida general partnership, and Universal City Florida Partners, a Florida general partnership, Grantor, and the City of Orlando, and the Orlando Utilities Commission, Grantee, recorded December 21, 1995, in Official Records Book 4991, Page 470, Public Records of Orange County, Florida.

17.	Underground Easement (Electric) by and between Universal City Development Partners, a Florida general partnership, and Universal City Florida Partners, a Florida general partnership, Grantor, and the City of Orlando, and the Orlando Utilities Commission, Grantee, recorded December 21, 1995, in Official Records Book 4991, Page 487, Public Records of Orange County, Florida.

18.	Eight foot (8’) sidewalk landscaping and traffic control signalization easement as set forth on the Plat of Replat of Universal City/Florida Plat 1, according to the Plat thereof, as recorded in Plat Book 22, Pages 1 and 2, and as depicted on the Plat of Universal City Florida, according to the Plat thereof, as recorded in Plat Book 35, Pages 84 through 87, all of the Public Records of Orange County, Florida.

19.	Easement and Use Restriction Agreement by UNIVERSAL/CINEPLEX ODEON JOINT VENTURE, a Florida general partnership and UNIVERSAL CITY FLORIDA PARTNERS, dated June 11, 1998, recorded June 16, 1998, in Official Records Book 5505, Page 2683, Public Records of Orange County, Florida.

20.	Memorandum of Ground Lease between UNIVERSAL CITY DEVELOPMENT PARTNERS, a general partnership (Landlord), UCF HOTEL VENTURE, a general partnership (Tenant) dated June 12, 1998, recorded June 26, 1998, in Official Records Book 5512, Page 3855, Public Records of Orange County, Florida.

21.	Resort Covenants and Reciprocal Easement Agreement by and among UNIVERSAL CITY FLORIDA PARTNERS, UNIVERSAL CITY DEVELOPMENT PARTNERS, and UCF HOTEL VENTURE, dated June 12, 1998, recorded June 26, 1998, in Official Records Book 5512, Page 3886, as amended by Second Amendment to Ground Lease recorded in Official Records Book 6198, Page 4666, as amended by Third Amendment to Ground Lease recorded in Official Records Book 7998, Page 1897, Public Records of Orange County, Florida.

Exhibit “E”

to the Contract for Sale and Purchase

Restrictive Covenants

THIS INSTRUMENT PREPARED BY

AND SHOULD BE RETURNED TO:

Peter G. Latham, Esq.

GRONEK & LATHAM, LLP

390 North Orange Avenue, Suite 600

Orlando, Florida 32801

(407) 481-5800

For Recording Purposes Only

DECLARATION OF RESTRICTIVE COVENANTS

THIS DECLARATION OF RESTRICTIVE COVENANTS (this “Declaration”) is made and entered into this _______ day of December, 2006, by and between UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD, a Florida limited partnership (“UCDP”) and DANIEL CORPORATION, a Florida corporation, (the “Buyer”).

WITNESSETH

WHEREAS, Buyer has of even date herewith purchased from UCDP certain real property located in Orange County, Florida which is more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Buyer’s Property”); and

WHEREAS, UCDP continues to own certain property more particularly described on Exhibit “B” attached hereto and incorporated herein by this reference (the “UCDP Property”); and

WHEREAS, UCDP desires to protect rights, benefits, uses, and enjoyment of the UCDP Property, and as a result, have agreed to impose certain restrictions and limitations upon the Buyer’s Property.

NOW, THEREFORE, in consideration of the mutual premises, covenants, and agreement herein made and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct and incorporated herein by this reference.

2. Specific Prohibitions, Restriction or Limitation on Use of Buyer’s Property. Buyer does hereby declare that the Buyer’s Property shall be used, occupied, and enjoyed subject to the following restrictions and limitations:

a. Tourist Attraction Prohibition. The development or utilization of the Buyer Property as a Tourist Attraction (as hereinafter defined) shall be prohibited. For the purposes of this Declaration, the term “Tourist Attraction” shall mean a theme park, amusement park, water park (all being either permanent or temporary in nature), entertainment/retail facility, themed entertainment facility, themed dining facility, motion picture cinema, filmed production facilities, or similar tourist or visitor park, center, site, show or attraction (whether or not an admission is charged).

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b. Acknowledgment and Waiver of Tourist Attraction on UCDP Property. Buyer expressly acknowledges and understands that the UCDP Property is developed and utilized as a Tourist Attraction with hotel, entertainment and dining venues and other ancillary uses. Buyer consents to, and expressly waives the right to object to, or otherwise support, directly or indirectly, the objection by others to the emission of pyrotechnics, noises, light, smells, odors and/or vibrations (collectively, “Emissions”) which are permitted, or otherwise authorized, by any governmental authority having auspices there over and Buyer agrees that any such Emission does not, and shall not, constitute a nuisance to Buyer or Buyer’s Property. Buyer further expressly acknowledges and understands that any undeveloped portion of the UCDP Property may be developed or utilized for Tourist Attraction, hotel or other uses ancillary thereto and expressly waives the right to object or otherwise support directly or indirectly, the objection by others to such development or utilization and any Emissions emanating therefrom.

c. Office and Limited Commercial Uses. The Buyer’s Property shall be used only for professional office uses and the first floor of any buildings upon the Buyer’s Property (of up to 40,000 square feet) may be used for Neighborhood Commercial with the consent of UCDP, which will not be unreasonably withheld or delayed except that the following uses shall not be permitted: (i) any uses prohibited in other provisions of this Declaration (ii) the sale of adult entertainment, books, videos, CD’s or other similar materials (iii) amusement or arcade uses (iv) hotels, motels or timeshare uses. The building or building on the Buyer’s Property will not exceed an aggregate of 120,000 square feet in gross space as measured by the City of Orlando for building permit purposes. The Buyer’s Property and any building or improvement to be erected thereon shall be used sole in accordance with the forgoing limitations, notwithstanding that other uses may be permitted by the applicable zoning or other ordinances now or in the future affecting the Buyer’s Property. Further, notwithstanding any of the foregoing and even though such use may constitute a permitted use under this Declaration, in no event shall the Buyer’s Property be used for any residential purposes, child care center, playgrounds, parks or other outdoor recreational activities, school, elder care facility, nursing home or hospital.

d. Restriction on the Alcohol Sales or Service; Live Entertainment. Except as specifically provided in this subsection 2.d., no alcoholic beverages shall be sold or served (regardless of consideration being paid or not) upon the Buyer’s Property. No public display of live entertainment shall occur on Buyer’s Property. The Buyer’s Property may contain up to 6,500 square feet of gross space within a building of which (i) 70% of such space may be occupied by a restaurant that serves beer, wine or other alcoholic beverages in a restaurant under a restaurant liquor license provided the aggregate sales of beer, wine and alcoholic beverages do not exceed twenty percent (20%) of the gross sales for such restaurant and (ii) of which the remaining 30% may have an establishment that may sell beer and wine only but will not be required to sell food. Out door seating, sidewalk usage or similar areas will be considered part of the square footage for determining compliance with the forgoing. Any restaurant occupying space under item (i) shall not be run in conjunction with or affiliation with the establishment under section (ii). All beer, wine and other alcoholic beverages permitted by this subsection 2.d. shall only be sold or served only between the hours of 11:30 am and 10:00 pm eastern time.

e. Architectural, Building, Landscaping, Signage and Site Plan Approval. No building structure, signage, landscaping infrastructure or other improvements shall be permitted upon the Buyer’s Property unless and until the Seller has approved the same, which approval shall not be reasonably withheld. In addition, any owner or occupant of Buyer’s Property shall adhere to the following restrictions:

i. Buyer shall not seek any direct access to Turkey Lake Road except only a dedicated “right-in-only” entrance designed in a location and manner approved by Seller.

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ii. No sign shall be constructed or erected upon the roof of any structure within the Property, unless prior written approval is obtained from UCDP, which approval may be granted or withheld at UCDP’s sole and absolute discretion. For purposes hereof, signs shall mean and include any structure, landscaping, banner, flags, fabric, device or display which bears lettered, pictorial or sculptured material, including forms shaped to resemble any human, animal or product, designed to convey information or images and which is exposed to public view. In cases where matter is displayed in a random or unconnected manner without organized relationships of the components, each of the components shall be considered to be a single sign.

iii. No trailer signs or other portable signs shall be allowed on any part of the Property at any time unless written approval is first obtained from UCDP, which approval may be granted or withheld at UCDP’s sole and absolute discretion.

iv. Once approved, no sign, lettering, advertising or lighting erected or placed on any Site or building upon a Site shall be modified or changed without prior written approval of UCDP, which approval may be granted or withheld at UCDP’s sole and absolute discretion.

f. Competing Imagery Prohibition. Buyer shall be prohibited, both on the Buyer’s Property and in connection with the use of the Buyer’s Property, from: (i) promoting, marketing or selling any product or service associated with or relating to any Entertainment Company (as hereinafter defined); (ii) placing or disseminating (or allowing the placement or dissemination of) any promotional materials or products which relate to any Entertainment Company; (iii) engaging in any promotional, affiliate, participant, sponsorship, joint marketing, advertising or similar relationships (collectively, “Marketing Activities”) with, or in conjunction with, or identifying any Entertainment Company, or (iv) use the Buyer’s Property in conjunction with any Entertainment Company, without UCDP’s written approval which approval may be granted or withheld at UCDP’s sole and absolute discretion. For purposes of this Declaration, the term “Entertainment Company shall mean any person or entity engaged in one or more of the following businesses: (A) Tourist Attraction; or (B) creation, production, development or distribution of video tapes, records, books, compact discs, audio tapes, laser discs or other similar means of reproducing video or audio; (C) interactive computer and other video or audio based games; or (D) production of filmed entertainment programming (including, but not limited to motion pictures and television), production distribution, creation or airing of filmed entertainment programming or other forms of multi-media.

g. Name Prohibition. Except for the use of the words “Universal Plaza” together as a description of location such as “The Medical Center at Universal Plaza”, Buyer acknowledges and agrees that Buyer does not have any rights to, nor shall Buyer, either on Buyer’s Property or in connection with the use of Buyer’s Property:

i. Use the “Universal Studios”, “Universal Studios Florida”, “Islands of Adventure”, “City Walk” or “Universal Orlando” mark, either alone or in conjunction with, or as a part of, any other word, mark, name or title, or as a part of the names and/or titles of Buyer’s Property or any improvements located thereon, or for any other purpose.

ii. Use the name “Universal” or any variation thereof, either alone or in conjunction with (except as provided for in the first sentence of Section 2.g), or as a part of, any other word, mark, name or title, including, but not limited to a part of the names and/or titles of Buyer’s Property or any improvements thereon, or for any other purpose and shall, upon replatting of Buyer’s Property, remove any and all references to the name “Universal”.

iii. Use, reproduce, sell, distribute, display or exploit the “Universal Studios” mark, name or symbol or any other mark, name or symbol or the copyrighted works owned by Universal Studios, UCDP or any of UCDP’s affiliates.

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h. Offensive Trade or Activity. No noxious, offensive or illegal materials or activity shall be conducted, kept or permitted on the Property which will cause emission of offensive dust, smoke, odors, gases, light or noises, or which may be or become a nuisance, safety hazard or an unreasonable annoyance to UCDP Property or the neighborhood (“neighborhood” includes real estate both outside as well as within the boundaries of the Buyer’s Property). The foregoing provisions shall not prohibit matters necessarily resulting from excavation and construction work which is conducted in accordance with the usual, lawful and customary procedures incident to such excavation or construction work. Any trade, activity or material (which terms include anything capable of being discerned by the human senses which, in any manner, is offered or made available to the public, and also includes any form of advertising) which is pornographic, obscene, lewd or lascivious shall be deemed to be noxious or offensive trade, activity or matter. UCDP reserves the right, in its sole and absolute discretion, to determine whether or not a trade, activity or material is pornographic, obscene, lewd or lascivious. The Association reserves the right in the Rules and Restrictions to establish limitations on activities reasonably likely to result in a violation of this Section 2.2.1.

i. Vehicular Access. Except for a right in only access from Turkey Lake Road, no curb cuts, access roads, driveways or other method of vehicular access to or from a public road from any Site shall be created, constructed, or installed, or thereafter modified or altered, in any way without the approval of UCDP, which approval may be granted or withheld at UCDP’s sole and absolute discretion.

j. Groundwater Use Restriction. No part of the Buyer’s Property may contain a well or other means of extracting groundwater upon it and no groundwater shall be used for any purpose whatsoever, including, without limitation, industrial, commercial, drinking or irrigation purposes.

3. Specific Maintenance Obligations.

a. Buyer’s Property Maintenance. Buyer shall cause all Buildings, structures, signage, landscaping, infrastructure or improvements placed, constructed upon the Buyer’s Property to be maintained in a first class manner. In the event UCDP believes this Section 3 is being violated, UCDP may send a written notice to Buyer notifying Buyer, with reasonable specificity, of the breaches. Buyer shall have a period of thirty (30) days or such reasonable time greater than thirty (30) days but not more than ninety (90) days to cause to be corrected, repaired, or replaced to meet the first class standard requirements hereof. If Buyer shall fail to cause such cure, UCDP may, without liability or obligation, cause such repairs or maintenance to occur and any sums expended by UCDP shall become a lien on the Buyer’s Property, which lien shall date back to and have a priority as if recorded with this Declaration provided however, such lien shall be subordinate to a first mortgage lien to the extent the same does not exceed 80% of the fair market value of the Buyer’s Property.

b. Payment for Landscape Maintenance.

i. Maintenance Costs. Each Owner of any the Buyer’s Property, or any portion thereof, (by acceptance of a deed thereof, whether or not it shall be so expressed in any such deed or other conveyance) including any purchaser at a judicial sale, shall hereafter be deemed to covenant and agree to pay to UCDP costs, assessments or charges for maintenance capital improvements or major repair of the Buyer’s Property as provided in accordance with Section 3.a, as are incurred by UCDP from time to time as herein provided (“Maintenance Costs”).

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ii. Landscape Buffer Maintenance. UCDP shall be responsible for the maintenance and upkeep of the Landscape Buffer (as hereinafter defines) and the Owner of the Buyer’s Property shall be responsible for the cost and expense as UCDP may, from time to time, incur in conjunction therewith in the assessment method set forth on Exhibit C, attached hereto and incorporated herein by this reference. UCDP maintenance obligations shall include repairs, maintenance, gardening, landscaping, cleaning, and other similar activities. UCDP shall maintain all such items in good operating condition and at a standard consistent at least with the quality of its immediately adjacent office building.

iii. All such assessments, together with interest thereon from the due date at the rate of twelve percent (12%) per annum, or the highest rate allowable by law, and costs of collection thereof (including reasonable attorney’s fees), shall be charged on the Buyer’s Property and shall be a continuing lien upon the Site against which each such assessment is made, and shall also be the personal obligation of the Owner. No Owner of the Buyer’s Property may waive or otherwise escape liability for the assessments provided for herein.

c. Lien Enforcement.

i. Lien. The lien of UCDP upon the Buyer’s Property shall be continuing and effective from and after the recording of this Declaration in the Public Records of Orange County, Florida, but shall not be foreclosed unless a claim of lien stating the description of the site encumbered thereby, the name of the Owner, the amount, and the date due has been recorded upon the Public Records of Orange County, Florida. Such claim of lien shall include only assessments that are due and payable when the claim of lien is recorded, plus interest, costs, attorney’s fees, advances to pay taxes and prior encumbrances, and interest thereon, all as above provided. Such claims of lien shall be signed and verified by an officer or agent of the Association. Upon full payment of all sums secured by such claim of lien, the same shall be satisfied of record.

If the assessment is not paid within thirty (30) days after the delinquency date, which shall be set by the Board, the assessment shall bear interest from the date due at the highest rate allowable at law, and UCDP may at any time thereafter bring an action to foreclose the lien against the Buyer’s Property in like manner as a foreclosure of the mortgage on real property, and a suit on the personal obligation against the Owner(s), and there shall be added to the amount of such assessment the cost of preparing, filing and prosecuting the complaint in such action (including a reasonable attorneys fee), and in the event a judgment is obtained, such judgment shall include interest on the assessment as above provided and a reasonable attorneys fee to be fixed by the Court, together with costs of the action.

4. Effect of Declaration.

a. Covenants Running with Land. This Declaration and each and every one of the covenants, conditions, limitations and restrictions contained herein are hereby declared to be, and shall hereafter continue as, covenants running with the title to Buyer’s Property, Commercial Corner Property and Adjacent Property.

b. Property Affected. This Agreement and the covenants, conditions, limitations and restrictions set forth herein shall be binding upon, inure to the benefit of and constitute a burden upon all of the Buyer’s Property, in accordance with the terms set forth herein. Accordingly, all portions of land within the Buyer’s Property shall hereafter be owned, held, transferred, sold, conveyed, demised, devised, assigned, leased, mortgaged, occupied, used and enjoyed subject to and benefited and burdened by the terms and provisions of this Declaration.

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c. Parties Affected. Except as hereinafter specifically provided, this Declaration shall be binding upon and inure to the benefit of all owners of the Buyer’s Property, affected and encumbered by this Declaration. Accordingly, each and every person or party who or which shall hereafter acquire, have or claim any right, title, entitlement or interest in or to any lot, piece, parcel or tract of land within the Buyer’s Property, whether by, through or under a party or any subsequent owner, shall, by virtue of the acceptance of any such right, title, interest, entitlement or claim, whether by deed or other instrument, or by operation of law or otherwise, and whether voluntarily or involuntarily, be deemed to have acquired or accepted such right, title, interest, entitlement or claim in or to any such tract of the Buyer’s Property, subject to and benefited and burdened by the covenants, conditions, limitations, restrictions, and reservations set forth in this Declaration the same as if such person or party had specifically joined in and agreed and consented to each and every one of the terms and provisions of this Declaration.

d. Duration. The terms and provisions of and covenants, conditions, limitations and restrictions set forth in this Declaration shall continue and be binding upon the parties, their respective successors and assigns and all owners or other persons claiming through or under any of them in perpetuity, unless the same are amended, modified or terminated as provided in this Declaration.

5. Enforcement.

a. Persons Entitled to Enforce. This Declaration, the terms, provisions, covenants, conditions, limitations and restrictions herein, as properly changed, modified or amended from time to time shall be enforceable by each owner of the Buyer’s Property, UCDP Property, as well as by UCDP regardless of whether UCDP shall have title to any portion of the UCDP Property.

b. Nuisance. The result of every act or omission where any term or provision of or covenant, condition or restriction set forth in this Declaration is violated breached or in default in whole or in part is hereby declared to be a nuisance, and every remedy allowed by law or in equity against a nuisance, either public or private, shall be applicable against every such result, and may be exercised by the parties, any owner of the Buyer’s Property or the UCDP Property.

c. Legal Proceedings. In the event that any party entitled to institute a legal proceeding under this Declaration institutes legal proceedings against any other party to this Declaration, the prevailing party in said legal proceedings shall be entitled to recover reasonable attorneys’ fees, including those incurred on appeal, and court costs incidental thereto from non-prevailing party.

d. Specific Remedy. The parties acknowledge that UCDP, and any owner of the UCDP Property, shall suffer irreparable harm if any owner of the Buyer’s Property, shall default in the performance of its obligations pursuant to Section 2 of this Declaration and that such harm cannot adequately be remedied by monetary compensation. Accordingly, each party hereto agrees that UCDP shall be entitled, in addition to all remedies available at law or in equity, to injunctive relief to require performance as required pursuant to this Declaration and each owner of the Buyer’s Property, any defense or claim that UCDP, or any owner, UCDP Property, would not be irreparably harmed or that UCDP, or any owner of the UCDP Property has not suffered harm that could adequately be monetarily or otherwise compensated. In connection with any action by UCDP or any owner of the UCDP Property for injunctive relief, specific performance, or similar remedy, each owner of the Buyer’s Property waives any requirement for the posting of a bond or other financial security.

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e. Remedies Cumulative. In connection with the enforcement of this Declaration, all rights and remedies of UCDP or any owner of the Buyer’s Property or UCDP Property, to the extent provided herein, at law or in equity shall be cumulative, and no single right or remedy shall be exclusive of any other, and UCDP, and any owner of the Buyer’s Property or UCDP Property, shall have the right to pursue any one or all of such rights or any other right or remedy available at law or in equity, whether provided in this Declaration or otherwise.

6. Notices and Communications. Whenever any party hereto desires or is required to give any notice, demand, consent, approval, satisfaction, or request with respect to this Declaration, each such communication shall be in writing and shall be effective only if it is delivered by personal service (which shall include delivery by delivery service, over-night delivery service, telecopy, or telefax), or mailed, by United States certified mail, postage prepaid, and addressed as follows:

If to UCDP, to:	UNIVERSAL CITY DEVELOPMENT PARTNERS
1000 Universal Studios Plaza
Orlando, Florida 32819-7610
Attn: President

with copies to:	UNIVERSAL CITY DEVELOPMENT PARTNERS
1000 Universal Studios Plaza
Orlando, Florida 32819-7610
Attn: General Counsel

and

GRONEK & LATHAM, LLP
390 North Orange Avenue, Suite 600
Orlando, Florida 32801
Attn: Peter G. Latham, Esq.

If to Buyer:	DANIEL CORPORATION,
623 Maitland Avenue
Altamonte Springs, Florida 32701
Attn: Laila Witwicky

with a copy to:	_______________________
_______________________
_______________________
_______________________

Such communications, when personally delivered, shall be effective upon receipt, but, if sent by certified mail in the manner set forth above, shall be effective three (3) business days following deposit in the United States mail. Any party may change its address for such communications by giving notice thereof to all other parties in accordance with the requirements of this section.

7. Applicable Law; Exclusive Jurisdiction; Waiver of Jury. This Declaration shall be construed and enforced in accordance with the internal laws of the state of Florida (i.e., without reference its conflicts of Laws provisions or the principles of comity). Each owner of the Buyer’s Property or UCDP Property, consents to the exclusive jurisdiction and venue of the federal and state courts with jurisdiction in Orange County, Florida, for a resolution of all disputes in connection with the interpretation, construction, or enforcement of this Declaration (including, without limitation, any Exhibits attached hereto), and hereby waives the claim or defense that such courts constitute an inconvenient forum. To the fullest extent permitted by law, each owner of the Buyer’s Property do hereby waive the right to trial by jury in any proceeding, hearing or action related to or arising out of this Declaration.

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8. Severability. If any term or provision of this Declaration is finally held, in any non-appealable proceeding by a court of competent jurisdiction, to be invalid or unenforceable, such term or provision shall be deemed limited by construction in scope or effect to the minimum extent necessary to render the same valid and enforceable, and, in the event no such limiting construction is possible, such invalid or unenforceable term or provision shall be deemed severed from this Declaration without affecting the validity of any other term or provision hereof.

9. Construction of Declaration. This Declaration has been negotiated by the respective parties hereto, and the language of this Declaration shall not be construed for or against any party. Whenever from the context of this Declaration it appears appropriate, each term of this Declaration in either the singular or plural shall include both, and pronouns stated in any gender shall include the masculine, the feminine, and the neuter, as appropriate. The parties intend that each covenant contained in this Declaration shall have independent significance. If any party is in breach of any covenant contained in this Declaration in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) as to which such party is not in breach shall not detract from or mitigate the fact that such party is in breach of such first described covenant.

10. Entire Declaration; Amendments and Waivers. This Declaration constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties hereto. Except as provided hereinafter, no supplement, modification, or waiver of this Declaration shall be binding unless executed in writing by all parties to be bound thereby. No waiver of any provision of this Declaration shall be deemed to constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided therein. At all times, and regardless of whether UCDP shall hold title to, or have rights in or to, any portion of the UCDP Property, UCDP, its successors and/or assigns, shall be entitled to and empowered to execute any modification, waiver or amendment to this Declaration as UCDP, its successors and/or assigns, in its sole discretion, deems beneficial, for and on behalf of any and all owners of any portion or any interest whatsoever in the UCDP Property.

[The remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties have hereunto executed this Declaration and have intended the same to become effective as of the day and year first above written.

UCDP:
Signed, sealed and delivered in the presence of:
UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership

	By:	Universal City Florida Holding Co. II, a Florida general partnership, a general partner

		By:	Universal City Property Management Company II, a Florida general partnership, a general partner

By:
Name:
Printed Name:		Its:

Printed Name:

STATE OF

COUNTY OF

I HEREBY CERTIFY that on this day before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared ____________________________ as ___________________ of UNIVERSAL CITY PROPERTY MANAGEMENT COMPANY II, a general partner of UNIVERSAL CITY FLORIDA HOLDING CO. II, a general partner of UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership and who [        ] is personally known to me or [        ] produced __________________________ as identification, and that he acknowledged executing the same on behalf of said partnerships in the presence of two subscribing witnesses, freely and voluntarily, for the uses and purposes therein expressed.

WITNESS my hand and official seal in the County and State last aforesaid this ____ day of ____________________, 2006.

Signature of Notary

Name of Notary (Typed, Printed or Stamped)
Commission Number (if not legible on seal):	_______

My Commission Expires (if not legible on seal):	____

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Signed, sealed and delivered in the presence of:	BUYER:

DANIEL CORPORATION, a Florida corporation

By:
Name:
Printed Name:	Its:

Printed Name:

STATE OF

COUNTY OF

I HEREBY CERTIFY that on this day before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared ____________________________ as ___________________ of DANIEL CORPORATION, a Florida corporation, and who [        ] is personally known to me or [        ] produced __________________________ as identification, and that he acknowledged executing the same on behalf of said ___________________ in the presence of two subscribing witnesses, freely and voluntarily, for the uses and purposes therein expressed.

WITNESS my hand and official seal in the County and State last aforesaid this _________ day of ______________________, 2006.

Signature of Notary

Name of Notary (Typed, Printed or Stamped)
Commission Number (if not legible on seal):	_______

My Commission Expires (if not legible on seal):	____

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EXHIBIT “A”

to the Declaration of Restrictive Covenants

Buyer’s Property

Lot 7 OF THE REPLAT OF UNIVERSAL CITY/FLORIDA PLAT 1, according to the Plat thereof, as recorded in Plat Book 22, Pages 1 and 2, Public Records of Orange County, Florida.

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EXHIBIT “B”

to the Declaration of Restrictive Covenants

UCDP Property

PARCEL 1

Lots 6, 8, 9, 10, 12 and that certain private road known as UNIVERSAL STUDIOS PLAZA, OF THE REPLAT OF UNIVERSAL CITY/FLORIDA PLAT 1, according to the Plat thereof, as recorded in Plat Book 22, Pages 1 and 2, Public Records of Orange County, Florida.

PARCEL 2

Lots 1A, 2A, 4A, 5A, 6A, 7A, and 11A, also Tracts A, B, C, D and E, of UNIVERSAL CITY FLORIDA, according to the Plat thereof, as recorded in Plat Book 35, Pages 84 through 87, Public Records of Orange County, Florida.

TOGETHER WITH:

Lot 1 ROYAL PACIFIC RESORT, according to the Plat thereof as recorded in Plat Book 43, Pages 142 through 144, of the Public Records of Orange County, Florida.

LESS:

That portion of Lot 2A and Track D of UNIVERSAL CITY FLORIDA, according to the Plat thereof, as recorded in Plat Book 35, Pages 84 through 87, Public Records of Orange County, Florida, described as follows:

Begin at the Southernmost corner of said Track D; thence run S 48°10’00”W along the South line of said Lot 2A for a distance of 1270.11 feet; thence leaving said Southerly line of Lot 2A run N 29°08’15”W for a distance of 565.30 feet; thence run N 77°25’12”E for a distance of 142.24 feet; thence run N 12°34’48”W for a distance of 320.00 feet; thence run N 77°25’12”E for a distance of 86.06 feet; thence run N 12°34’48”W for a distance of 652.39 feet; thence N 04°32’39”W for a distance of 182.33 feet; thence run N 11°57’24”W for a distance of 136.26 feet; thence run N 24°16’38”W for a distance of 75.11 feet to a point on the Northerly line of said Lot 2A, said point also being a point on a non-tangent curve concave Northwesterly having a radius of 2080.00 feet and a chord bearing of N 49°28’25”E; thence run the following 3 courses and distances along said Northerly line: thence run Northeasterly along the arc of said curve through a central angle of 22°08’02” for a distance of 803.52 feet to the point of reverse curvature of a curve concave Southeasterly having a radius of 1020.00 feet; thence run Northeasterly along the arc of said curve through a central angle of 52°36’17” for a distance of 936.49 feet to the point of compound curvature of a curve concave Southwesterly having a radius 40.00 feet; thence run Southeasterly along the arc of said curve through a central angle of 96°22’07” for a distance of 67.28 feet to a point on the East line of said Lot 2A, said point also being the point of reverse curvature of a curve concave Southeasterly having a radius of 2663.00 feet; thence Southerly along the arc of said curve and the East line of Lot 2A through a central angle of 05°56’38” 276.26 feet to the point of tangency, thence run S 01°26’10”W along said East line for a distance of 398.87 feet to the Northernmost corner of said Tract D; thence run S 38°17’48”W along the Easterly line of said Lot 2A for a distance of 54.65 feet to a point on a non-tangent curve concave Northwesterly having a radius of 425.00 feet and a chord bearing of S 23°22’10”W; thence run Southwesterly along the arc of said curve through a central angle of 44°20’24” for a distance of 328.90 feet to the point of tangency, thence run S 45°32’22”W for a distance of 400.68 feet to the point of curvature of a curve concave Northeasterly having a radius of 315.00 feet; thence run Southeasterly along the arc of said curve through a central angle of 147°28’01” for a distance of 810.74 feet to a non-tangent line; thence run S 11°54’32” for a distance of 65.22 feet to the Point of Beginning.

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PARCEL 3 (has been intentionally deleted)

PARCEL 4

Lot 1 of KINDERCARE AT UNIVERSAL CITY WEST, according to the Plat thereof, as recorded in Plat Book 43, Page 131, of the Public Records of Orange County, Florida.

PARCEL 5 (has been intentionally deleted)

PARCEL 6

That part of Lot 8A, UNIVERSAL CITY FLORIDA, as recorded in Plat Book 35, Pages 84 through 87, of the Public Records of Orange County, Florida, described as follows:

Begin at the Southeast corner of said Lot 8A; thence run S 66°50’16” W along the Southerly line of said Lot 8A for a distance of 664.51 feet; thence run N 68°57’49” W along the southerly line of said Lot 8A for a distance of 492.44 feet to the Southwest corner of said Lot 8A; thence run N 21°02’11” E along the Westerly line of said Lot 8A for a distance of 105.40 feet to the Southeast corner of Lot 13A of said UNIVERSAL CITY FLORIDA; thence run N 69°54’18” E for a distance of 252.85 feet; thence run S 74°23’57” E for a distance of 82.75 feet; thence run N 74°36’57” E for a distance of 136.91 feet; thence run S 89°35’03” E for a distance of 140.00 feet; thence run N 53°21’56” E for a distance of 170.00 feet; thence run N 77°00’55” E for a distance of 65.00 feet; thence run N 47°20’46” E for a distance of 81.63 feet; thence run N 10°59’09” E for a distance of 177.30 feet; thence run N 12°40’41” W for a distance of 178.69 feet; thence run N 37°39’14” W for a distance of 115.00 feet; thence run N 01°32’57” W for a distance of 410.31 feet to a point on the Easterly line of said Lot 8A; thence run S 49°13’14” E along said Easterly line for a distance of 44.19 feet to the point of curvature of a curve concave Southeasterly having a radius of 937.00 feet and a chord bearing of S 12°06’07” E; thence run Southeasterly along the arc of said curve through a central angle of 74°14’15” for a distance of 1214.06 feet to the POINT OF BEGINNING.

AND TOGETHER WITH

That part of Lot 9A, UNIVERSAL CITY FLORIDA, as recorded in Plat Book 35, Pages 84 through 87, of the Public Records of Orange County, Florida, described as follows:

Commence at the Southwest corner of said Lot 9A; thence run N 21°02’11” E along the Westerly line of said Lot 9A for a distance of 72.51 feet to the POINT OF BEGINNING; thence continue N 21°02’11” E along said Westerly line of said Lot 9A for a distance of 115.00 feet; thence run S 68°57’49” E for a distance of 71.00 feet; thence run S 21°02’11” W for a distance of 115.00 feet; thence run N 68°57’49” W for a distance of 71.00 feet to the POINT OF BEGINNING.

AND TOGETHER WITH

That part of Lot 13A, UNIVERSAL CITY FLORIDA, as recorded in Plat Book 35, Pages 84 through 87, of the Public Records of Orange County, Florida, described as follows:

Begin at the Southwest corner of said Lot 13A; thence run N 21°02’11” E along the Westerly line of said Lot 13A for a distance of 175.00 feet; thence run S 68°57’49” E for a distance of 150.00 feet; thence run S 27°32’24” E for a distance of 68.01 feet to the Easterly line of Lot 13A; thence run S 21°02’11” W along said Easterly line for a distance of 130.00 feet to the Southeast corner of said Lot 13A; thence run N 68°57’49” W along the Southerly line of said Lot 13A for a distance of 201.00 feet to the POINT OF BEGINNING.

EASEMENT PARCEL ONE (EASEMENT ESTATE)

Those certain non-exclusive easements as set forth and described in that certain Resort Covenants and Reciprocal Easement Agreement by and between Universal City Development Partners, a Florida general partnership, Universal City Florida Partners,

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a Florida general partnership, and UCF Hotel Venture, a Florida general partnership, dated as of June 12, 1998, and recorded June 26, 1998, in Official Records Book 5512, Page 3886, as modified and amended by that certain First Amendment to Resort Covenants and Reciprocal Easement Agreement, dated as of February 20, 2001, and recorded February 21, 2001 in Official Records Book 6198, Page 4690 all of the Official Records Book of Orange County, Florida.

EASEMENT PARCEL TWO (EASEMENT ESTATE)

Those non-exclusive drainage easement rights held in part by Universal City Development Partners, a Florida general partnership and held in part by Universal City Florida Partners, a Florida general partnership as set forth and described in that certain Grant of Drainage Easement by and between Belz Investment Company, Inc., Grantor, and MCA, Inc., Grantee, dated April 30, 1981, recorded May 29, 1981, in Official Records Book 3197, Page 499; as subsequently conveyed by Assignment of Drainage Easement Rights by and between MCA, Inc., Grantor, and Universal City Property Management Company, Grantee, recorded July 10, 1981, in Official Records Book 3207, Page 390; Assignment of Easement Rights by and between MCA, Inc., Assignor, and Universal City Florida Partners, a Florida general partnership, Assignee, recorded December 22, 1987, in Official Records Book 3945, Page 715; unrecorded Partial Assignment of Drainage Easement Rights from Universal City Property Management Company to Major Realty Corporation, as referred to in the Assignment recorded January 5, 1993, in Official Records Book 4509, Page 920; Assignment of Easement Rights by and between Major Center, a Florida general partnership, formerly known as The Major-Pru Development Joint Venture, a Florida general partnership and Major Realty Corporation, a Delaware corporation, Assignor, and Universal City Development Partners, a Florida general partnership; Assignee, recorded January 5, 1993, in Official Records Book 4509, Page 920, all of the Public Records of Orange County, Florida.

EASEMENT PARCEL THREE (EASEMENT ESTATE)

Those certain non-exclusive drainage easement rights held in part by Universal City Development Partners, a Florida general partnership and held in part by Universal City Florida Partners, a Florida general partnership, as set forth and described in that certain Grant of Drainage Easement by and between Martin S. Belz, Grantor, and MCA, Inc., Grantee, recorded June 19, 1981, in Official Records Book 3202, Page 1384; as conveyed by Assignment of Drainage Easement Rights by and between MCA, Inc., Grantor, and Universal City Property Management company, Grantee, recorded July 10, 1981, in Official Records Book 3207, Page 390; Assignment of Easement Rights by and between MCA, Inc., Assignor, and Universal City Florida Partners, a Florida general partnership Assignee, recorded December 22, 1987, in Official Records Book 3945, Page 715; unrecorded Partial Assignment of Drainage Easement Rights from Universal City Property Management Company to Major Realty Corporation, as referred to in the Assignment recorded January 5, 1993, in Official Records Book 4509, Page 920; Assignment of Easement Rights by and between Major Center, a Florida general partnership, formerly known as The Major-Pru Development Joint Venture, a Florida general partnership and Major Realty Corporation, a Delaware corporation, Assignor, and Universal City Development Partners, a Florida general partnership, Assignee, recorded January 5, 1993, in Official Records Book 4509, Page 920, all of the Public Records of Orange County, Florida.

As of the effective date of this Report the apparent record fee simple title owner(s) to the above described.

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Exhibit “F”

to the Contract for Sale and Purchase

THIS INSTRUMENT PREPARED BY

AND SHOULD BE RETURNED TO:

Peter G. Latham, Esq.

GRONEK & LATHAM, LLP

390 North Orange Avenue, Suite 600

Post Office Box 3353

Orlando, FL 32802-3353

(407) 481-5800

For Recording Purposes Only

ACCESS EASEMENT AND SANITARY SEWER AND

SURFACE WATER DRAINAGE AGREEMENT

THIS ACCESS EASEMENT AND SANITARY SEWER AND SURFACE WATER DRAINAGE AGREEMENT (“Agreement”) is made and entered into this day of December 2006, by and between the DANIEL CORPORATION, a corporation existing under the laws of the State of Florida (“DC”) and UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership (“UCDP”).

WITNESSETH

WHEREAS, UCDP has, of even date herewith, sold to DC, certain real property located in Orange County, Florida which is more particularly described as Lot 7, Universal Florida Replat as Recorded at Plat Book 22, Page 1, Public Records of Orange County, Florida.

WHEREAS, DC has requested UCDP’s acknowledgment of DC’s right to (i) discharge certain surface water from the DC Property into and through the existing surface water drainage system of UCDP (ii) connect to and discharge into the sanitary sewer system of UCDP (iii) gain ingress and egress over the existing road know as “Production Plaza” or “Universal Plaza” as denoted on Attachment 1, attached hereto and incorporated herein by this reference (“Access Road”); and

WHEREAS, UCDP has constructed (i)various storm water and sanitary sewer systems for the purpose of handling, retaining, transporting, and discharging drainage water from the DC Property and from certain adjacent lands, (ii) a sanitary sewer system for the handling of sanitary sewerage and (iii) the Access Road for vehicular access to and from various property including, but not limited to, the DC Property; and

WHEREAS, UCDP agrees to (i) allow for the discharge of surface water from the DC Property into and through its surface water drainage system (ii) permit the connection to its sanitary sewer system and (iii) use of the Access Road for ingress and egress; all subject to certain terms and conditions as set forth hereinafter,

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NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed thereto as follows:

(a) DC Drainage System: means those culverts, pipes, vaults, drains, ditches, berms, dikes and other water control structures as now exist or are permitted and constructed and constructed in the future on the DC Property, as such system is maintained, modified, improved or altered, from time to time, to collect, transport and discharge surface water from the DC Property into the UCDP Drainage System.

(b) DC Sewer System: means the pipes, lift stations, force mains and other treatment and conveyance systems DC will construct on the DC Property to collect, treat and convey sewerage from the DC Property into the UCDP Sewer System.

(c) Declaration: means that certain Declaration of Restrictive Covenants entered into between the Parties of even date herewith pertain to the DC Property and recorded on the Public Records of Orange County, Florida.

(d) Emergency Situation: shall mean any adverse condition that exists, or if no action is taken will imminently exists which could have a material adverse affect on health, safety, Permit status, property, such as an unlawful discharge, flood or similar calamity, or potential Permit violation.

(e) Governmental Authority: shall mean any federal, state, or local governmental or quasi-governmental entity or authority, or any department, commission, board, bureau, agency, court, or instrumentality thereof, in each case having jurisdiction, control, or authority over, or in connection with, any of the UCDP Property or any of the DC Property.

(f) Parties: shall mean, collectively, each of DC and UCDP, and each of their permitted successors and assigns.

(g) Party: shall mean DC or UCDP and their respective successors and assigns.

(h) Person: shall mean any individual, corporation, partnership, joint venture, association, Limited Liability Company, Joint Stock Company, trust, unincorporated association, or any Governmental Authority.

(i) Permits: means any and all governmental approvals, permits or authorizations required in conjunction with the construction, ownership, operation, maintenance or use of the DC Drainage System, DC Sewer System, UCDP Sewer System or the UCDP Drainage System together with all governmental interpretations, orders or agreements related thereto, as amended, revised or issued from time to time.

(j) UCDP Drainage System: means the retention/detention areas, including culverts, pipes, vaults, drains, ditches, berms, dikes or other water control structures as exist or are permitted in the future on the UCDP Property, as such system is maintained, modified, improved or altered, from time to time, to accept, collect, retain, detain, transport, and discharge water from the UCDP Property and DC Property in accordance with applicable Permits (as hereinafter defined).

(k) UCDP Sewer System: means the pipes, pumps, lift stations, force mains and other treatment and conveyance systems UCDP has constructed or as may be altered or modified in the future on the UCDP Property for the disposal of sewerage on or from the UCDP Property and DC Property which is connected to and discharges into the sewer system maintained and operated by the City.

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2. DC Drainage Rights. UCDP hereby acknowledges and agrees that DC has the right to discharge surface water from the DC Property into and through the UCDP Drainage System located upon the UCDP Property, as the same now exists or may be modified from time to time in accordance with this Agreement, subject to the following conditions, limitations, and restrictions:

(a) The volume and rate of surface water discharge from the DC Property shall not exceed that which is necessary to accommodate full potential build out of the DC Property, subject to such future development on the DC Property obtaining and complying with all applicable federal, state and local permits, but without the requirement for on-site stormwater treatment and attenuation, except as expressly provided herein.

(b) All surface water discharged by DC under this Agreement shall be discharged through the DC Drainage System. DC shall not direct water from sources other than the DC Property or through any means other than DC Drainage System unless by future agreement with UCDP.

(c) DC shall not create any artificial head pressure or disturb, modify or alter any portion of the DC Drainage System which would exceed the quantity or rate of flow permitted by this Agreement.

(d) DC shall not discharge any water pursuant to this Agreement unless the quality thereof shall be in compliance with all terms and provisions of the Permits and all applicable laws and regulations, including without limitation, all applicable environmental laws and regulations.

(e) DC shall have no right to draw water or remove water from the UCDP Drainage System.

(f) UCDP authorizes DC to utilize for compliance purposes under all applicable laws, regulations, ordinances, and permits, a single point of discharge from the DC Drainage System into the UCDP Drainage System (hereinafter POD-1) as reasonably designated by UCDP, subject to the terms and conditions herein set forth.

(g) UCDP shall have the right to require that DC install an interceptor or skimming devise within the DC Drainage System before the point of connection to the UCDP Drainage System at a points to be determined by UCDP. Such interceptor or skimming devise shall be properly maintained by DC as hereinafter set forth.

(h) With regard to any work necessary to be performed by DC to connect to the UCDP Drainage System which is upon the UCDP Property, UCDP may condition and restrict any such activities as to the timing and manner thereof (it being understood that UCDP has other business activities which may for example require the work be performed at night or other means to limit its disruption) and shall require that all contractors or other persons performing work comply in all respects with UCDP requirements generally applied to its contractors and suppliers, including but not limited to safety procedures, as well as insurance and financial requirements. DC agrees that if DC or any of its contractors, agents, employees or other persons performing work for DC, shall cause any physical damage to the UCDP Property the same shall be repaired and restored to the original condition thereof promptly upon the completion of any such activity. DC agrees to indemnify and hold UCDP harmless from any claims, losses, or damages arising out of or occurring in connection with DC, its employees, contractor, agents or other persons performing work for DC, entry upon or activities upon the UCDP, including any third party claims. Furthermore, all improvements on the UCDP Property shall become the property of UCDP and DC will execute any deeds or bills of sale to evidence the conveyance thereof.

(i) DC shall pay to UCDP all connection fees and any other fees assessed now or in the future calculated in accordance with the City of Orlando’s (“City”) applicable codes and ordinances in such amount as would be charged to DC if they were connecting directly to the City’s drainage system.

3. DC Sanitary Sewer Connection. UCDP acknowledges and agrees that DC may connect to the UCDP Sewer System subject to the following terms and conditions:

(a) The volume of sanitary discharge from the DC Property shall not exceed that which is necessary to accommodate the building and improvements authorized by UCDP pursuant to the Declaration and are customary for similar office buildings with supporting retail uses permitted by said Declarations, subject to such development on the DC Property obtaining all applicable federal, state and local permits.

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(b) All sewerage discharged by DC under this Agreement shall be discharged through the DC Sewer System and connect to the UCDP Sewer System at a point of connection reasonably determined by UCDP. DC shall not direct storm water or sewerage from sources other than the DC Property or through any means other than DC Sewer System unless by future agreement with UCDP.

(c) DC shall pay to UCDP all connection fees and sewer usage fees assessed or chargeable now or in the future in accordance with the City’s applicable codes and ordinances in such amount as would be charged to DC if they were connecting directly to the City’s sewer system.

(d) DC shall not discharge any water, material or other substance into or through the UCDP Sewer System pursuant to this Agreement unless the quality thereof shall be in compliance with all terms and provisions of the Permits and all applicable laws and regulations, including without limitation, all applicable environmental laws and regulations. In addition, DC shall not discharge into the UCDP Sewer System any toxic, corrosive, damaging or hazardous substance which, in the reasonable judgment of UCDP, may have an adverse affect on the UCDP Sewer System or Permits issued in conjunction therewith. DC acknowledges UCDP’s right to promulgate from time to time reasonable non-discriminatory rules and regulations and DC shall comply with the same. DC will maintain all records with respect to the DC Sewer System and DC’s discharges into the UCDP Sewer System as reasonably requested by UCDP to comply with any and all Permit obligations.

(e) DC shall install adequate grease traps or other interceptor devises in the DC Sewer System as are or would be required by applicable ordinances, rules or regulations of the City if DC were connecting directly to the City’s sewer system and shall maintain the same in good working order at all times, in accordance with the requirements of any Permits as well as all applicable laws, rules and regulations and such rules or regulations promulgated by UCDP from time to time reasonably necessary to assure compliance with the Permits.

(f) With regard to any work necessary to be performed by DC to connect to the UCDP Sewer System which is upon the UCDP Property, UCDP may condition and restrict any such activities as to the timing and manner thereof (it being understood that UCDP has other business activities which may for example require the work be performed at night or other means to limit its disruption) and shall require that all contractors or other persons performing work comply in all respects with UCDP requirements generally applied to its contractors and suppliers, including but not limited to safety procedures, as well as insurance and financial requirements. DC agrees that if DC or any of its contractors, agents, employees or other persons performing work for DC, shall cause any physical damage to the UCDP Property the same shall be repaired and restored to the original condition thereof promptly upon the completion of any such activity. DC agrees to indemnify and hold UCDP harmless from any claims, losses, or damages arising out of or occurring in connection with DC, its employees, contractor, agents or other persons performing work for DC, entry upon or activities upon the UCDP, including any third party claims. Furthermore, all improvements on the UCDP Property shall become the property of UCDP and DC will execute any deeds or bills of sale to evidence the conveyance thereof.

(g) If at anytime in the future a connection to a governmentally owned and operated sanitary sewer system becomes available for connection by a “gravity feed” line from the DC Property within 200 feet of a boundary of the DC Property, UCDP may upon six (6) months notice to DC request that they connect to such governmentally owned and operated system. Upon completion such connection, UCDP may disconnect the DC Sewer System from the UCDP Sewer System at UCDP’s expense for such disconnection and the Parties shall be released of any rights and obligations arising after the date of such disconnection under this Section 3 and other provisions of this Agreement pertaining to the use of UCDP’s Sewer System.

4. Grant of Access Road Easement by UCDP. UCDP hereby grants to DC, and its successors and assigns, as owners of the DC Property, a non-exclusive easement over and across the paved roadways located within the Easement Parcel for the purposes of two-way vehicular traffic access to the DC Property for the sole and limited purpose of providing access for (i) construction and maintenance including delivery service to the DC Property and buildings to be constructed on the DC Property, and (ii) employees, invitees and guest of the owner or tenants of any portion of the DC Property. DC easement rights shall be limited to the use of the existing paved roadways located within the Easement Parcel. UCDP hereby reserves unto itself and its successors and assigns, as owner of the Easement Parcel, any and all rights to use the Easement Parcel area at any and all times for any and all purposes which

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do not unreasonably interfere with ingress and egress by DC Property, and its successors and assigns, to the DC Property; including but not limited to the right to install security gates or similar improvement provided DC, its successors and assigns are not delayed (manned gates or electronically operated gates being acceptable) . UCDP’s reservation shall include, without limiting the generality of the foregoing, the right and privilege at any time and from time to time to make grants, easements, licenses, and privileges to any person, firm, corporation or other entity, over, under, upon and with respect to said Easement Parcel, for any purpose or use that will not unreasonably interfere with ingress and egress by DC, and its successors and assigns, to the DC Property. UCDP further reserves unto itself and its successors and assigns, as owner of the Easement Parcel, the right, from time to time, to reconfigure, modify and reconstruct the paved roadways located within the Easement Parcel; provided that reasonable access shall be provided to DC for the limited purposes set forth herein.

DC shall, pay a pro rata share of the ,expenses incurred by UCDP to maintain and repair the roadways located within the Easement Parcel and DC shall be responsible for the sole cost of any damage caused by, or attributable directly to, the acts or use of the paved roadways by DC, its successors or assigns. UCDP shall pro rate reasonable maintenance cost and repair on a basis reasonably related to the volume of traffic attributable to the DC Property bears to the total volume of traffic utilizing the Easement Parcel. In the event DC fails to reimburse UCDP for its expense for any maintenance and repair the roadways within the Easement Parcel as provided herein, or if DC disputes that DC(including its employees, agents, vendors, invitees, or contractors) caused all or any portion of the damage, UCDP may seek any remedy available at law or in equity and any unpaid balance hall accrue interest at twelve percent (12%) per annum.

5. Term. The term of the rights herein granted shall be perpetual, and shall not be subject to termination or cancellation, except as herein expressly provided.

6. Inspection and Testing. Upon prior written notice from UCDP, DC does hereby grant to UCDP the right to enter upon the DC Property to conduct inspections to determine DC’s compliance with this Agreement, and to conduct any test UCDP deems desirable to insure proper maintenance of the DC Drainage System and DC Sewer System. This right of inspection will include the right to review all records maintained with regard to the Storm water discharge and sewer discharge from the DC Property that are required by law, ordinance or regulations or as reasonably required by UCDP to comply with Permit obligations.

7. Repair and Maintenance. UCDP shall be responsible for obtaining and maintaining in good standing all Permits applicable to the UCDP Drainage System and Sewer System and to maintain the UCDP Drainage System and UCDP Sewer System. DC shall be responsible for obtaining and maintaining all Permits applicable to the DC Drainage System and DC Sewer System and DC shall be responsible to maintain the DC Drainage System and the DC Sewer System. In the event DC believes that UCDP has failed to maintain or has allowed a condition to exist within the UCDP Drainage System or UCDP Sewer System which restricts, limits or impedes the UCDP Drainage System or UCDP Sewer System from properly accepting the drainage from the DC Property as contemplated herein, DC shall provide written notice of such condition to UCDP stating with reasonable particularity the nature of any such condition. In the event UCDP believes that DC has failed to comply with the requirements of this Agreement, UCDP shall provide written notice of such condition to DC stating with reasonable particularity the nature of any such condition. In the event of any Emergency Situation on the DC Property, UCDP may, after making a diligent effort to notify DC, enter upon the DC Drainage System to remedy any such condition provided such actions are limited to those reasonably necessary to temporarily remedy the condition resulting from the Emergency Situation.

8. Limitation on Rights. Except with regard to the Access Road, DC’s rights hereunder shall not constitute nor are they intended to create an interest in any portion of the UCDP Property or any real property associated with the UCDP Property. Except as provided in this Agreement, UCDP retains all rights in and to all of the UCDP Property. Without limiting the foregoing, UCDP retains the right to utilize the UCDP Drainage System and UCDP Sewer System in any manner which does not reduce the ability of the UCDP Drainage System or UCDP Sewer System, respectively, to effect drainage and sewerage from the DC Property as required under this Agreement. UCDP may, from time to time, alter, reconfigure, relocate or otherwise change any feature, component, location or design of the UCDP Drainage System or UCDP Sewer System provided that the plans for the alterations are in compliance with all applicable laws, ordinances, regulations, and the Permits and, provided further, that the UCDP Drainage System after completion of the alterations shall be of sufficient size and design to accept all of the surface water, and the UCDP Sewer System after completion of the alterations shall be of sufficient size and design to accept the sewerage, from the DC Property as required under of this Agreement.

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9. Specific Remedy. The Parties acknowledge that each Party shall suffer irreparable harm if the other Party shall default in the performance of its obligations pursuant to this Agreement and that such harm cannot adequately be remedied by monetary compensation. Further, each Party acknowledges that a default by such Party hereunder shall result in irreparable harm to the other Party and such Party’s ability to develop either the DC Property or the UCDP Property as applicable. Accordingly, each Party agrees that the other Party shall be entitled to injunctive relief to require each Party’s performance as required pursuant to this Agreement and each Party waives any defense or claim that the other Party would not be irreparably harmed or that the other Party has not suffered harm that could adequately be monetarily or otherwise compensated. In connection with any action by a Party for injunctive relief, specific performance, or similar remedy, each of the Parties hereto waives the requirements for the posting of a bond or other financial security.

10. Rights Upon Default. In the event of any default or breach of this Agreement by a Party, each Party shall have all rights and remedies available to it under this Agreement or as provided at law or in equity. If DC has defaulted in any of its obligations with respect to the use of the UCDP Drainage System or UCDP Sewer System, UCDP may after providing written notice to DC suspend or terminate DC’s rights to discharge into the respective system for any reason that the City would be entitled under the Permits or applicable City codes or ordinances to suspend or terminate such service if DC were connected directly to the City’s storm water drainage or sewer system, as applicable.

11. Indemnification.

(a) Indemnification by DC. DC shall indemnify UCDP against, hold UCDP harmless from, and reimburse UCDP for (collectively, “Indemnify”), any and all loss, liability, damage, claim, or expense, including, without limitation, attorneys’ fees, court costs, and all costs of experts and investigation, whether incurred before or during trial or upon appeal (collectively, “Liability”), arising out of or in connection with any breach of or default under this Agreement by DC.

(b) Indemnification by UCDP. UCDP shall indemnify DC against, hold DC harmless from, and reimburse UCDP for (collectively, “Indemnify”), any and all loss, liability, damage, claim, or expense, including, without limitation, attorneys’ fees, court costs, and all costs of experts and investigation, whether incurred before or during trial or upon appeal (collectively, “Liability”), arising out of or in connection with any breach of or default under this Agreement by UCDP.

12. Applicable Law; Exclusive Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with the internal laws of the state of Florida (i.e., without reference its conflicts of Laws provisions or the principles of comity). Each Party hereto consents to the exclusive jurisdiction and venue of the federal and state courts with jurisdiction in Orange County, Florida, for a resolution of all disputes between the Parties hereto in connection with the interpretation, construction, or enforcement of this Agreement (including, without limitation, any Exhibit attached hereto), and hereby waives the claim or defense that such courts constitute an inconvenient forum. To the fullest extent permissible by law, the Parties do hereby waive any and all right to trial by jury in any litigation or proceeding arising out of or relating to this Agreement.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any Party whose signature appears thereon, and all of which together shall constitute one and the same agreement.

14. Severability. If any term or provision of this Agreement is finally held, in any non-appealable proceeding by a court of competent jurisdiction, to be invalid or unenforceable, such term or provision shall be deemed limited by construction in scope or effect to the minimum extent necessary to render the same valid and enforceable, and, in the event no such limiting construction is possible, such invalid or unenforceable term or provision shall be deemed severed from this Agreement without affecting the validity of any other term or provision hereof.

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15. Persons Bound. All of the provisions herein shall inure to the benefit of the parties hereto and their successors and interests in title.

16. Notices and Communications. Whenever any Party hereto desires or is required to give any notice, demand, consent, approval, satisfaction, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service (which shall include delivery by delivery service, over-night delivery service, telecopy, or telefax), or mailed, by United States certified mail, postage prepaid, and addressed as follows:

If to DC, to:

If to UCDP, to:	UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD
1000 Universal Studios Plaza
Orlando, FL 32819-7610
Attn: Mr. Peter Giacalone,
Vice President – Business Development
Facsimile: (407) _______________
Telephone: (407) ______________

with a copy to:	Peter G. Latham, Esq.
GRONEK & LATHAM, LLP
390 North Orange Avenue, Suite 600
Post Office Box 3353
Orlando, Florida 32802
Facsimile: (407) 481-5801
Telephone: (407) 481-5800

Such communications, when personally delivered, shall be effective upon receipt, but, if sent by certified mail in the manner set forth above, shall be effective three (3) business days following deposit in the United States mail. Any Party may change its address for such communications by giving notice thereof to all other Parties in accordance with the requirements of this Section.

17. Construction of Agreement. This Agreement has been negotiated by the respective Parties hereto, and the language of this Agreement shall not be construed for or against any Party. Whenever from the context of this Agreement it appears appropriate, each term of this Agreement in either the singular or plural shall include both, and pronouns stated in any gender shall include the masculine, the feminine, and the neuter, as appropriate. The parties intend that each covenant contained in this Agreement shall have independent significance. If any Party is in breach of any covenant contained in this Agreement in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) as to which such Party is not in breach shall not detract from or mitigate the fact that such Party is in breach of such first covenant.

18. Entire Agreement; Amendments and Waivers. This Agreement, together with all Exhibits attached hereto, constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties hereto. No supplement, modification, or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided therein.

19. Headings. The headings and/or captions at the beginning of the several paragraphs of this Agreement are not a part of the Agreement but merely labels to assist in locating and reading the respective paragraphs hereof and they shall be ignored in construing this instrument.

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IN WITNESS WHEREOF, the parties have hereunto executed this Agreement and have intended the same to become effective as of the day and year first above written.

UCDP:

	By:	UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership

		By:	UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership, a general partner

WITNESSES			By: UNIVERSAL CITY PROPERTY MANAGEMENT COMPANY II, a Delaware corporation, a general partner

By:
Vice President
Printed Name

Printed Name

STATE OF FLORIDA	)
)
COUNTY OF ORANGE	)

The foregoing instrument was acknowledged before me this____________ day of December, 2006, by __________ , as Vice-President of UNIVERSAL CITY PROPERTY MANAGEMENT COMPANY II, a Delaware limited liability company, as a general partner of UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership, as a general partner of UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership, on behalf of said partnerships and said corporation, who is [        ] personally known to me or [        ] produced _____________________ as identification.

Notary Public

My Commission Expires

8

DC: DANIEL COMPANY, a Maryland corporation

By:

WITNESSES	Name:

Its:

Printed Name

Printed Name

STATE OF FLORIDA	)
)
COUNTY OF ORANGE	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid, to take acknowledgments, personally appeared before me ____________________________ who [        ] is personally known to me, or [        ] who produced ________________________________________________________ as identification, and who acknowledged that he/she executed the foregoing instrument freely and voluntarily for the uses and purposes expressed therein.

WITNESS my hand and official seal in the County and State last aforesaid this _____________ day of December, 2006.

Notary Public

My Commission Expires

9

Attachment “1”

to Exhibit “F”

to the Declaration of Restrictive Covenants

Graphic Depiction of Access

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